Exhibit 10.1
SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
dated as of July 7, 2025
among
ESSEX PORTFOLIO, L.P.,
a California limited partnership,
THE LENDERS LISTED HEREIN,
PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent,
and
PNC CAPITAL MARKETS LLC, U.S. BANK NATIONAL ASSOCIATION,
and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Book Runners
U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents
JPMORGAN CHASE BANK, N.A.,
as Documentation Agent
REGIONS BANK, MIZUHO BANK LTD., TRUIST BANK,
THE BANK OF NOVA SCOTIA, BANK OF AMERICA, N.A.,
BMO CAPITAL MARKETS CORP. AND TD BANK, NATIONAL ASSOCIATION
as Co-Managing Agents

    i

2.8.2	No Optional Prepayments of Bid Loans	50
2.8.3	Mandatory Repayments	50
2.8.4	Repayment at Maturity	50
2.8.5	Repayment of Bid Loans	50
2.9	Extension of Maturity Date	50
2.10	Interest	51
2.10.1	Accrual Rate	51
2.10.2	Payment	51
2.10.3	Default Interest	51
2.10.4	Maximum Legal Rate	51
2.11	Fees	52
2.11.1	Facility Fee	52
2.11.2	Letter of Credit Fees	52
2.11.3	Other Fees	52
2.12	Computation of Fees and Interest	52
2.13	Payments by Borrower	53
2.13.1	Timing of Payments	53
2.13.2	Non-Business Days	53
2.13.3	Payment May be Made by Administrative Agent	53
2.14	Payments by the Lenders to Administrative Agent	54
2.14.1	Administrative Agent May Make Committed Borrowings Available	54
2.14.2	Obligations of Lenders Several	54
2.14.3	Failure to Satisfy Conditions Precedent	55
2.14.4	Funding Source	55
2.15	Sharing of Payments, Etc.	55
2.16	Defaulting Lender	55
2.16.1	Notice and Cure of Lender Default; Election Period; Electing Lenders	55
2.16.2	Removal of Rights; Indemnity	56
2.16.3	Commitment Adjustments	57
2.16.4	No Election	57
2.17	Increase in Maximum Commitment Amount.	57
2.17.1	Request for Increase	57
2.17.2	No Lender Consent Required	57
2.17.3	Administrative Agent Consent and Conditions to Increase	58
2.17.4	Rights of Eligible Assignees	58
2.17.5	Conditions of Increase in Maximum Commitments	58
2.18	Bid Loans	59
2.18.1	General	59
2.18.2	Requesting Competitive Bids	59
2.18.3	Submitting Competitive Bids	59
2.18.4	Notice to Borrower of Competitive Bids	60
2.18.5	Acceptance of Competitive Bids	60
2.18.6	Procedure for Identical Bids	61
2.18.7	Notice to Lenders of Acceptance or Rejection of Bids	61
2.18.8	Notice of SOFR Rate	61
2.18.9	Funding of Bid Loans	61

2.18.10	Notice of Range of Bids	61
2.19	Benchmark Replacement Setting	62
2.19.1	Benchmark Replacement	62
2.19.2	Benchmark Replacement Conforming Changes	62
2.19.3	Notices; Standards for Decisions and Determinations	62
2.19.4	Unavailability of Tenor of Benchmark	62
2.19.5	Benchmark Unavailability Period	63
3. TAXES, YIELD PROTECTION AND ILLEGALITY		63
3.1	Taxes	63
3.1.1	Payments Free of Taxes	63
3.1.2	Payment of Other Taxes by Borrower	63
3.1.3	Indemnification by Borrower	63
3.1.4	Evidence of Payments	64
3.1.5	Status of Lenders	64
3.1.6	Treatment of Certain Refunds	65
3.2	Illegality	65
3.3	Increased Costs	65
3.3.1	Increased Costs Generally	65
3.3.2	Capital Requirements	66
3.3.3	Delay in Requests	66
3.4	Funding Losses	67
3.5	Inability to Determine Rates	67
3.6	Certificate of Lender	68
3.7	Mitigation Obligations; Replacement of Lenders	68
3.8	Survival	68
4. Reserved		68
5. CONDITIONS TO DISBURSEMENTS		68
5.1	Conditions to Initial Loans	68
5.1.1	Deliveries to Administrative Agent	69
5.1.2	Payment of Fees	70
5.1.3	Payment of Expenses	70
5.2	Conditions of all Borrowings and Letters of Credit	70
5.3	Transitional Arrangements	70
6. COVENANTS OF BORROWER		71
6.1	Specific Affirmative Covenants	71
6.1.1	Compliance with Law	71
6.1.2	Reserved	72
6.1.3	Insurance	72
6.1.4	Preservation of Rights	73
6.1.5	Taxes	73
6.1.6	Certificate of Beneficial Ownership and Other Additional Information	73
6.1.7	Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws	74
6.2	Payment of Expenses	74
6.3	Financial and Other Information; Certification	75
6.4	Notices	77

6.5	Negative Covenants	78
6.5.1	Limitations on Certain Activities	78
6.5.2	Material Changes	79
6.6	Type of Business; Development Covenants	79
6.7	Performance of Acts	79
6.8	Keeping Guarantor Informed	80
6.9	Maximum Total Liabilities to Gross Asset Value	80
6.10	Certain Debt Limitations	80
6.11	Fixed Charge Coverage Ratio	80
6.12	Maximum Unsecured Debt Leverage Ratio	80
6.13	Maximum Quarterly Dividends	80
6.14	Negative Pledge; Limitations on Affiliate Indebtedness	80
6.15	Change in Ownership of Borrower or Management of the Unencumbered Property	81
6.16	Books and Records	81
6.17	Audits	81
6.18	Cooperation	82
6.19	ERISA Plans	82
6.20	Use of Proceeds	82
6.21	Use of Proceeds – Ineligible Securities	82
6.22	Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws	82
6.23	Anti-Corruption Laws	83
7. Representations and Warranties		83
7.1	Organization of Borrower and Guarantor	83
7.2	Authorization	83
7.3	Enforceable Agreement	83
7.4	Good Standing	83
7.5	No Conflicts	83
7.6	Financial Information	83
7.7	Borrower Not a “Foreign Person”	83
7.8	Lawsuits	84
7.9	Permits, Franchises	84
7.10	Other Obligations	84
7.11	Income Tax Returns	84
7.12	No Event of Default	84
7.13	ERISA Plans	84
7.14	Location of Borrower	84
7.15	No Required Third Party/Governmental Approvals	84
7.16	Regulated Entities	85
7.17	Anti-Money Laundering/Anti-Corruption	85
7.17.1	Anti-Money Laundering	85
7.17.2	Anti-Corruption	85
7.18	Affected Financial Institution	86
7.19	Certificate of Beneficial Ownership	86
8. DEFAULT AND REMEDIES		86

8.1	Events of Default	86
8.2	Remedies	88
8.2.1	Termination of Commitment to Lend	88
8.2.2	Acceleration of Loans	88
8.2.3	Security for Letters of Credit	88
8.2.4	Exercise of Rights and Remedies	89
8.3	Application of Funds	89
9. ADMINISTRATIVE AGENT		89
9.1	Appointment and Authority	90
9.2	Rights as a Lender	90
9.3	Exculpatory Provisions	90
9.3.1	Limitation of Administrative Agent’s Duties	90
9.3.2	Limitation of Administrative Agent’s Liability	90
9.3.3	Limitation of Administrative Agent’s Responsibilities	91
9.4	Reliance by Administrative Agent	91
9.5	Delegation of Duties	91
9.6	Resignation of Administrative Agent	91
9.6.1	Notice of Resignation	91
9.6.2	Resignation by PNC Bank	92
9.7	Non-Reliance on Administrative Agent and Other Lenders	92
9.8	No Other Duties, Etc.	93
9.9	Administrative Agent May File Proofs of Claim	93
9.10	ERISA Matters	93
9.11	Erroneous Payments	95
9.12	No Reliance on Administrative Agent’s Customer Identification Program	98
10. MISCELLANEOUS PROVISIONS		98
10.1	Amendments and Waivers	98
10.2	Notices; Effectiveness; Electronic Communication	100
10.3	No Waiver; Cumulative Remedies	102
10.4	Costs and Expenses; Indemnity; Waiver of Consequential Damages, Etc.	102
10.5	Successors and Assigns	104
10.6	Confidentiality	108
10.7	Right of Setoff	109
10.8	No Third Parties Benefited	109
10.9	Payments Set Aside	109
10.10	Counterparts; Integration; Effectiveness; Electronic Signatures	109
10.11	Survival of Representations and Warranties	110
10.12	Severability	110
10.13	Replacement of Lenders	110
10.14	Governing Law; Jurisdiction; Etc	111
10.15	Waiver of Jury Trial	112
10.16	Judicial Reference	112
10.17	USA PATRIOT Act Notice	113
10.18	Time of the Essence	113
10.19	No Fiduciary Relationship	113
10.20	Amendment and Restatement	113

    v

10.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	114
10.22	Acknowledgement Regarding Any Supported QFCs	114

SCHEDULE 1.1	LENDERS’ NAMES AND PRO RATA SHARES
SCHEDULE 1.2	ADMINISTRATIVE AGENT’S OFFICE; ADMINISTRATIVE AGENT’S PAYMENT OFFICE
SCHEDULE 1.4	PROCESSING AND RECORDATION FEES
EXHIBIT A-1	UNENCUMBERED STABILIZED ASSET PROPERTY
EXHIBIT A-2	UNENCUMBERED DEVELOPMENT PROPERTY
EXHIBIT B	FORM OF NOTICE OF COMMITTED BORROWING OR CONVERSION/CONTINUATION
EXHIBIT C	FORM OF LETTER OF CREDIT APPLICATION
EXHIBIT D	COMPLIANCE CERTIFICATE
EXHIBIT E	FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT F-1	FORM OF PAYMENT GUARANTY (GUARANTOR)
EXHIBIT F-2	RESERVED
EXHIBIT G-1	FORM OF REVOLVING NOTE
EXHIBIT G-2	FORM OF SWING LINE NOTE
EXHIBIT G-3	FORM OF BID NOTE
EXHIBIT H-1	FORM OF BID REQUEST
EXHIBIT H-2	FORM OF COMPETITIVE BID

SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
This SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of July 7, 2025 (this “Agreement”), is among ESSEX PORTFOLIO, L.P., a California limited partnership (“Borrower”), the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually, a “Lender”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as Swing Line Lender and L/C Issuer.
Background
Borrower, Administrative Agent and the Lenders are parties to that certain Fifth Amended and Restated Revolving Credit Agreement, dated as of September 25, 2024 (the “Original Credit Agreement”).
Borrower, Administrative Agent and the Lenders have agreed to certain modifications and amendments to the Original Credit Agreement and in connection therewith, have agreed to enter into this Agreement, which amends and restates in its entirety the Original Credit Agreement, upon the terms and subject to the conditions hereinafter set forth.
Agreement
NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend and restate the Original Credit Agreement to read in full as follows:
1.DEFINITIONS.
1.1Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:
“Absolute Rate” means either a rate per annum equal to the Reference Rate plus or minus a margin, or another fixed rate of interest expressed in multiples of 1/100th of one basis point, offered by a Lender for an Absolute Rate Bid Loan.
“Absolute Rate Bid Loan(s)” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.
“Act” shall have the meaning set forth in Section 10.17.
“Adjusted Daily Simple SOFR Rate” means, for purposes of any calculation, the rate per annum equal to the greater of (a) Daily Simple SOFR and (b) the SOFR Floor.
“Adjusted Term SOFR Rate” means, for purposes of any calculation, the rate per annum equal to the greater of (a) Term SOFR Rate for such calculation and (b) the SOFR Floor.

“Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and any successor administrative agent designated under Section 9.6.
“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.2, or such other address or account as Administrative Agent may from time to time notify Borrower and the Lenders in writing.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.
“Affected Financial Institution” means (i) any EEA Financial Institution or (ii) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent’s Payment Office” means the address for payments set forth herein for Administrative Agent, as specified in Schedule 1.2, or such other address as Administrative Agent may from time to time specify by the delivery of a written notice to Borrower and the Lenders.
“Agreement” means this Sixth Amended and Restated Revolving Credit Agreement, as supplemented, modified, amended or amended and restated from time to time.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended and any other similar anti-corruption Laws or regulations administered or enforced in any jurisdiction in which the Borrower or any of its Subsidiaries is located or doing business.
“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which any Loan Party is located or doing business.
“Applicable Committed Loan Margin” means the Applicable SOFR Committed Loan Margin or the Applicable Reference Rate Committed Loan Margin determined from the following pricing grid based on the current published or private ratings of Guarantor’s senior unsecured long term debt, as provided below:

TIER	GUARANTOR’S SENIOR UNSECURED LONG TERM DEBT RATING	APPLICABLE SOFR COMMITTED LOAN MARGIN (BPS)	FACILITY FEE (BPS PER ANNUM)	APPLICABLE REFERENCE RATE COMMITTED LOAN MARGIN (BPS)
I	A- and/or A3 or better	72.5	12.5	0
II	BBB+ and/or Baa1	77.5	15	0
III	BBB and/or Baa2	85	20	0
IV	BBB- and/or Baa3	105	25	5
V	Less than BBB- and/or Baa3	140	30	40

Borrower shall provide to Administrative Agent written evidence of the current rating or ratings on Guarantor’s senior unsecured long term debt by any of Moody’s, S&P and/or Fitch, if such rating agency has provided to Guarantor a rating on such senior unsecured long term debt, which evidence shall be reasonably acceptable to Administrative Agent; provided, that, at a minimum, Guarantor must provide such a rating from either Moody’s or S&P. In the event that Guarantor has a rating on its senior unsecured long term debt provided by (a) both Moody’s and S&P, (b) both Moody’s and Fitch, (c) both S&P and Fitch, or (d) each of Moody’s, S&P and Fitch, and there is a difference in rating between such rating agencies, the Applicable Committed Loan Margin shall be based on the higher rating. Changes in the Applicable Committed Loan Margin shall become effective on the first day following the date on which any of Moody’s, S&P or Fitch that has provided Guarantor a rating on Guarantor’s senior unsecured long term debt changes such rating. Borrower shall notify Administrative Agent of any such changes in Guarantor’s senior unsecured long term debt pursuant to and in accordance with Section 6.4(i).
“Applicable SOFR Committed Loan Margin” means the Applicable Committed Loan Margin for SOFR Committed Loans.
“Applicable Reference Rate Committed Loan Margin” means the Applicable Committed Loan Margin for Reference Rate Committed Loans.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means PNC Capital Markets LLC, U.S. Bank National Association, and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint book runners.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.5), and accepted by Administrative Agent, in substantially the form of Exhibit E or any other form approved by Administrative Agent.

“Availability” means, at any time, an amount equal to the lesser of (a) the Maximum Commitment Amount at such time and (b) the maximum possible Outstanding Amount of all Loans, together with the maximum possible Outstanding Amount of all L/C Obligations, that would permit Borrower to remain in compliance with the financial covenants set forth in Sections 6.9, 6.11 and 6.12 on a pro forma basis (i.e., using the covenant compliance calculations from the Compliance Certificate most recently delivered by Borrower and then giving effect to the amount of any requested Loan or Letter of Credit).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of (A) the alternate benchmark rate that has been selected by Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents and provided further, that any such Benchmark Replacement shall be administratively feasible as determined by Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for US dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.
“Benchmark Replacement Date” means a date and time determined by Administrative Agent, which date shall be at the end of an Interest Period and no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,”
the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the date determined by Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof)

announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by a Governmental Authority having jurisdiction over Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19.
“Beneficial Owner” means, for Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of Borrower’s equity interests; and (b) a single individual with significant responsibility to control, manage, or direct Borrower.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.18.
“Bid Loan” has the meaning set forth in Section 2.18.1.

“Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to Borrower.
“Bid Loan Sublimit” means an amount equal to 50% of the Maximum Commitment Amount. The Bid Loan Sublimit is part of, and not in addition to, the Maximum Commitment Amount.
“Bid Note(s)” means each promissory note of Borrower payable to the order of a Lender, substantially in the form of Exhibit G-3 hereto, and any amendments, supplements, modifications, renewals, replacements, consolidations or extensions thereof, evidencing the aggregate indebtedness of Borrower to a Lender resulting from Bid Loans made by such Lender pursuant to this Agreement.
“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit H-1.
“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or possible violation by the Lenders or Administrative Agent of any applicable International Trade Law if the Lenders or Administrative Agent were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.
“Borrower” has the meaning set forth in the introductory clause hereof.
“Borrower’s Knowledge” means the actual knowledge of the general counsel, principal financial officer or chief executive officer of the general partner of Borrower; provided, however, that, if Administrative Agent, L/C Issuer or any Lender sends a notice with regards to any matter pursuant to the provisions of Section 10.2 hereof, Borrower shall be deemed to have knowledge of the matters set forth in such notice as of the date of receipt of such written notice.
“Borrowing” means a Swing Line Borrowing, a Committed Borrowing or a Bid Borrowing.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Pittsburgh Pennsylvania and/or the state where Administrative Agent’s Office is located, are authorized or required by Law to close; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Capital Interest” means, with respect to any Joint Venture, the ratio of (i) Borrower’s contribution to the capital of such Joint Venture to (ii) the aggregate amount of all contributions to the capital of such Joint Venture.
“Capitalization Rate” means 5.75%.

“Capital Reserve” means $50.00 per unit per quarter for all stabilized real properties owned by Guarantor and its consolidated subsidiaries.
“Cash and Cash Equivalents” means, as of any date, unrestricted cash and unrestricted:
(i)    securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;
(ii)    mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P and P-1 by Moody’s;
(iii)    certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;
(iv)    bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;
(v)    repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody’s which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;
(vi)    short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody’s maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;
(vii)    commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody’s and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody’s;
(viii)    investments in money market funds in which substantially all the assets are comprised of investments of the character, quality and maturity described in clauses (i) through (vii) of this definition; and
(ix)     marketable securities actively traded on a public exchange.

“Cash Collateralize” has the meaning set forth in Section 2.5.5. Derivatives of such term have corresponding meanings.
“Certificate Inaccuracy Payment Date” has the meaning set forth in Section 2.20.4.
“Certificate of Beneficial Ownership” means, for Borrower, a certificate in form and substance acceptable to Administrative Agent and the Lenders (as amended or modified by Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of Borrower.
“Change in Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35.0% of the total voting power of the then outstanding voting stock of Guarantor; provided, however, that Persons acquiring common shares of Guarantor from Guarantor in connection with an acquisition or other transaction with Guarantor, without any agreement among such Persons to act together to hold, dispose of, or vote such shares following the acquisition of such shares, shall not be considered a “group” for purposes of this clause or (b) during any period of 12 consecutive months ending after the Closing, individuals who at the beginning of any such 12 month period constituted the Board of Directors of Guarantor cease for any reason to constitute a majority of the Board of Directors of Guarantor then in office, excluding any change in directors or trustees resulting from (i) the election of any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of Guarantor was approved by a vote of a majority of the directors or trustees then still in office who were either directors or trustees at the beginning of such period or whose election or nomination for election was previously so approved), (ii) the retirement/resignation of any director or trustee as a result of compliance with any written policy of Guarantor requiring retirement/resignation from the Board of Directors upon reaching the retirement age specified in such policy, (iii) the death or disability of any director or trustee, (iv) satisfaction of any requirement for the majority of the members of the board of directors or trustees of Guarantor to qualify under applicable law as independent directors or trustees or (v) the replacement of any director or trustee who is an officer or employee of Guarantor or an affiliate of Guarantor with any other officer or employee of Guarantor or an affiliate of Guarantor.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Administrative Agent for International Settlements, the Basel Committee on Banking

Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law) , in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
“Closing Date” means the earliest date on which all conditions precedent set forth in Section 5.1 are satisfied or waived in accordance with Section 10.1(a).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to Borrower pursuant to Section 2, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Term SOFR Committed Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.
“Committed Loan” has the meaning set forth in Section 2.1(a)(i).
“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit H-2, duly completed and signed by a Lender.
“Completion of Construction” means, with respect to any real property, the date that final certificates of occupancy have been issued for all buildings on such property.
“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Governmental Authority with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Entity.
“Compliance Certificate” means a compliance certificate, substantially similar to the form of Exhibit D, signed and certified by an authorized financial officer of Borrower.
“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate,” the definition of “Business Day,” the definition of

“Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Adjusted Term SOFR Rate or such Benchmark Replacement or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Adjusted Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Covered Entity” means (a) Borrower and Guarantor and (b) each Person that, directly or indirectly, is in control of Borrower or Guarantor. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to Borrower, effective on the date of any such change.
“Daily Simple SOFR Rate Loan” means a Loan that bears interest at the Adjusted Daily Simple SOFR Rate.
“Debt Service” means with respect to any Indebtedness, the sum of (x) the aggregate interest payments, Letter of Credit Fee and other fees paid or payable in respect of or relating to such Indebtedness, plus (y) the aggregate principal installments paid and payable (but not balloon payments) and excluding any non-cash mark to market items and prepayment premiums.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors,

moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or circumstance which, with notice or the passage of time or both, would become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its portion of the Committed Loans, participations in L/C Obligations or participations in Swing Loans when required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, must be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due; (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund its portion of the Loans hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, must be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower); (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; (e) has purchased or otherwise acquired all or any portion of another Lender’s Commitment, excluding any purchase or acquisition in accordance with the terms and conditions set forth in Section 10.5 or (f) becomes the subject of a Bail-In Action.
“Defaulting Lender Amount” has the meaning given to it in Section 2.16.1.
“Defaulting Lender Notice” has the meaning given to it in Section 2.16.1.

“Default Rate” means the per annum rate of interest that is 400 basis points in excess of the rate otherwise applicable.
“Designated Borrower’s Account” has the meaning given to it in Section 9.4.
“Development Limits” has the meaning given to it in Section 6.6.
“Dollar” and “$” mean lawful money of the United States.
“EBITDA” means, for any fiscal period of Guarantor and its consolidated subsidiaries, without duplication, (a) the sum for such period of (i) consolidated net income, (ii) consolidated interest expense (including capitalized interest expense); (iii) consolidated charges against income for all federal, state and local taxes based on income, (iv) consolidated depreciation expense, (v) consolidated amortization expense, (vi) the aggregate amount of other non-cash charges and expenses, and (vii) the aggregate amount of extraordinary losses included in the determination of consolidated net income for such period, less (b) the aggregate amount of extraordinary gains included in the determination of consolidated net income for such period, and in each case excluding all Non-Borrower Interests, all as determined in accordance with GAAP, consistently applied. For purposes of this definition, EBITDA includes Borrower’s pro rata shares of interest expense, federal, state and local taxes based on income, depreciation expense and amortization expense for such Joint Venture Investments. For the purposes of calculating EBITDA in order to determine Gross Asset Value, EBITDA shall not be deemed to include corporate level general and administrative expenses and other corporate expenses, such as land holding costs, employee and trustee stock and stock option expenses and pursuit costs write-offs, all as determined in good faith by Borrower.
“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Lichtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electing Lender” has the meaning given to it in Section 2.16.1.
“Election Notice” has the meaning given to it in Section 2.16.1.
“Election Period” has the meaning set forth in Section 2.16.1.
“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) an Eligible Lender, and (e) any other Person (other than a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or a Defaulting Lender) approved by (i) Administrative Agent in its reasonable discretion, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval by Borrower not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or subsidiaries. Approval by Administrative Agent or, if required, by Borrower of any Person as an Eligible Assignee shall not constitute a waiver of any right to approve any other Person before such other Person can become an Eligible Assignee.
“Eligible Lender” means any Person, other than Borrower or any Affiliates or subsidiaries of Borrower who (i) is rated BBB or better by S&P or Baa2 or better by Moody’s or is a commercial bank, financial institution, institutional lender with total assets of at least $10,000,000,000, and (ii) is regularly engaged in the business of commercial real estate lending and maintains one or more lending offices in the United States.
“EMC” means Essex Management Corporation, a California corporation.
“Environmental Laws” means all federal, state, and local laws, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, governmental restrictions and regulations relating to pollution and the protection of the environment or the release of any Hazardous Substances into the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, and the Clean Air Act, 42 U.S.C. § 7401 et seq.
“Equity Forward Contract” means a forward equity contract with respect to common Equity Interests of Guarantor, entered into by Guarantor and a Person (other than a Subsidiary of Guarantor).
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and

Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.
“Erroneous Payment” has the meaning assigned to it in Section 9.11.1.
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.11.4.
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.11.4.
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.11.4.
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.11.4.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means any of the events or circumstances specified in Section 8.1.
“Excluded Taxes” means, with respect to Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it, under the laws of any Governmental Authority, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any Governmental Authority, and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.1.5, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.1.5.

“Extended Maturity Date” means the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, if the extension option for the applicable Extension Period is duly exercised by Borrower hereunder pursuant to Section 2.9.
“Extension Period(s)” means the First Extension Period and the Second Extension Period, as applicable, and “Extension Periods” means all of the aforementioned Extension Periods.
“Facility Fee” has the meaning given to it in Section 2.11.1.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to PNC Bank on such day on such transactions, as determined by Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate as determined above would be less than zero (0.00) in such calculations, such rate shall be deemed to be zero (0.00) for purposes of this Agreement.
“Fee Letter” has the meaning given to it in Section 2.11.3.
“First Extended Maturity Date” means the earlier to occur of July 7, 2030, and such earlier date during the First Extension Period as this Agreement shall terminate in accordance with its terms.
“First Extension Period” means the period commencing on the date immediately following the Original Maturity Date and expiring on the First Extended Maturity Date, as more fully set forth in Section 2.9 hereof.
“Fitch” means Fitch, Inc.
“Fixed Charges” means, for any fiscal period of Guarantor and its consolidated subsidiaries, the sum of the following items for such period (including Borrower’s pro rata share of each such item for each Joint Venture): (i) interest expense (whether paid or accrued), other than interest expense on Permitted Subordinated Indebtedness, (ii) capitalized interest expense, other than capitalized interest expense with respect to Permitted Subordinated Indebtedness, (iii) preferred stock dividends, (iv) scheduled principal payments on Indebtedness, other than balloon payments and other than payments in respect to Permitted Subordinated Indebtedness, and (v) a reserve for recurring capital expenditures in an amount equal to the Capital Reserve for such period. For the purposes hereof, “Fixed Charges” shall not include any non-cash interest expense or deferred amortization costs.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate or, if no floor is specified, zero.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. As an example, if Borrower is a resident of the United States for tax purposes, a “Foreign Lender” will be any Lender that is organized under the laws of any country, other than the United States.
“Fronting Fee” has the meaning set forth in Section 2.11.2.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funds From Operations” means, with respect to Guarantor and its consolidated subsidiaries, net income calculated in conformity with the National Association of Real Estate Investment Trusts in its White Paper on Funds From Operations, as published from time to time.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Government Official” means any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Authority, government-owned or government-controlled association, organization, business, or enterprise, or public international organization, any political party or official thereof and any candidate for political office.

“Gross Asset Value” means, at any time, the sum (without duplication) of (i) an amount equal to EBITDA for Guarantor and its consolidated subsidiaries for the most recent four (4) consecutive fiscal quarters for which Administrative Agent has received financial statements (the “Measuring Period”) (excluding any income attributable to properties bought or sold during such Measuring Period), and divided by the applicable Capitalization Rate (expressed as a decimal); (ii) the amount of cash and marketable securities held by Guarantor and its consolidated subsidiaries as of the end of such Measuring Period; (iii) the aggregate acquisition cost of properties acquired by Guarantor or any of its consolidated subsidiaries during such Measuring Period (including Borrower’s pro rata shares of any properties acquired by Joint Ventures, based on its Capital Interests in such Joint Ventures); (iv) the aggregate positive amount of net cash proceeds that would be due to Guarantor from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by Guarantor’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided, that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (x) Guarantor or the counterparty would not reasonably be expected (as determined in good faith by Guarantor), for any reason, to be able to fulfill its obligations thereunder prior to the latest Maturity Date or (y) Guarantor no longer intends to issue shares sufficient to realize such proceeds; and (v) the aggregate book value of all development property as of the end of the Measuring Period (including Borrower’s pro rata share of development property held by Joint Ventures, based on its Capital Interests in such Joint Ventures). For the purposes of the foregoing clause (v), “development property” shall include all properties from the date that such properties are listed as development projects in Guarantor’s 10K or 10Q until the date that is eighteen (18) months following the date on which Completion of Construction on such development property has occurred.
“Guarantor” means Essex Property Trust, Inc., a Maryland corporation operating as a real estate investment trust.
“Guaranty” means that certain Payment Guaranty, dated of even date herewith, executed by Guarantor and substantially in the form of Exhibit F-l attached hereto.
“Guaranty Obligation” means, as applied to any Person, without duplication, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another Person. The amount of any Guaranty Obligation shall be deemed equal to the maximum reasonably anticipated liability in respect thereof.
“Hazardous Substance” means any substance, material or waste, including asbestos and petroleum (including crude oil or any fraction thereof), polychlorinated biphenyls, radon gas, urea formaldehyde foam insulation, explosive or radioactive material, or infectious or medical wastes, which is or becomes designated, classified or regulated as “toxic,” “hazardous,” a “pollutant” or similar designation under, or which is regulated pursuant to, any Environmental Law.
“Honor Date” shall have the meaning set forth in Section 2.5.1(a).
“Increase Effective Date” has the meaning set forth in Section 2.17.3(e).

“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all reimbursement obligations with respect to surety bonds, letters of credit and similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all indebtedness referred to in clauses (a) through (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (g) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning set forth in Section 10.4(b).
“Information” has the meaning set forth in Section 10.6.
“Intercompany Creditor” has the meaning set forth in Section 6.14(b).
“Initial Term” means the period from the Closing Date through the Original Maturity Date.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. federal, state or foreign law, including the United States Bankruptcy Code (11 U.S.C. §101 et seq.).
“Interest Payment Date" means (a) as to any Term SOFR Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Term SOFR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Reference Rate Loan (including a Swing Line Loan) or Absolute Rate Bid Loan, the first Business Day of each calendar quarter and the applicable Maturity Date; and (c) as to any Daily Simple SOFR Rate Loan, the first Business Day of each calendar month and the applicable Maturity Date.
“Interest Period” means (a) as to any Term SOFR Rate Loan which is a Committed Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the conversion date on which the Loan is converted to a Term SOFR Rate Loan and ending on the date that is (x) one, three or six months thereafter or (y) such other period as approved by

Administrative Agent if available from all Lenders, in each case as selected by Borrower in its Notice of Borrowing or Conversion/Continuation; (b) as to each Term SOFR Rate Loan which is a SOFR Margin Bid Loan, the period commencing on the Business Day the SOFR Margin Bid Loan is disbursed and ending on the date that is (x) one, three or six months thereafter or (y) such other period as approved by Administrative Agent if available from all Lenders, in each case, as selected by Borrower in its Bid Request and (c) as to each Absolute Rate Bid Loan, a period of not less than fourteen days and not more than 180 days as selected by Borrower in its Bid Request; provided that:
(a)if any Interest Period pertaining to a Term SOFR Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and
(b)any Interest Period pertaining to a Term SOFR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the Maturity Date.
“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any subsidiary of Borrower or Joint Venture) or in favor the L/C Issuer and relating to any such Letter of Credit.
“Joint Venture” means a Person in which Borrower has an ownership interest that is less than 100%.
“Joint Venture Investments” means the aggregate amount of Borrower’s investments (valued in accordance with GAAP), advances and loans to Joint Ventures unconsolidated under GAAP.
“Law(s)” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.
“L/C Issuer” means PNC Bank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.2.4. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender Reply Period” has the meaning given to it in Section 10.2(f).
“Lenders” means PNC Bank and the several additional financial institutions from time to time a party to this Agreement.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in the Administrative Questionnaire for such Lender, or such other office as such Lender may designate to Borrower and Administrative Agent in writing from time to time.
“Letter of Credit” means a standby letter of credit issued by PNC Bank for Borrower’s account pursuant to Section 2.1.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Fee” has the meaning set forth in Section 2.11.2.
“Letter of Credit Sublimit” means, at any time, the lesser of (a) $40,000,000 or (b) the difference between (i) the Availability at such time and (ii) the sum of the aggregate Outstanding Amount of all Loans and the Outstanding Amount of all L/C Obligations at such time.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the lessor’s interest under a capital lease (determined in accordance with GAAP), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement under the UCC or any comparable law naming the owner of the asset to which such lien relates as debtor) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease (determined in accordance with GAAP).
“LLC Division” means, in the event Borrower or Guarantor is a limited liability company, (a) the division of Borrower or Guarantor into two or more newly formed limited liability companies (whether or not Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Body that results or may result in, any such division.
“Loan(s)” means an extension of credit by a Lender to Borrower pursuant to Article 2, and may be a Bid Loan, a Committed Loan or, in the case of the Swing Line Lender, a Swing Loan.
“Loan Documents” means this Agreement, the Notes, the Guaranty, each Issuer Document and any other documents delivered to Administrative Agent, on behalf of the Lenders, in connection therewith, in each case as supplemented, modified, amended or amended and restated from time to time.
“Material Adverse Effect” means an event or circumstance or series of circumstances or events that materially and adversely effects (a) Borrower’s or Guarantor’s business, operations, properties or financial condition, taken as a whole; or (b) the ability of Borrower or Guarantor to pay or perform any of their respective payment obligations under the Loan Documents; (c) the legality, validity, binding effect or enforceability against Borrower or Guarantor of any Loan Document to which it is a party; or (d) the rights and remedies available to, or conferred upon, Administrative Agent or any L/C Issuer or Lender under any Loan Document.
“Maturity Date” means the earlier of the following dates: (a) the Original Maturity Date or, if Borrower has exercised one or more of its extension options pursuant to and in accordance with Section 2.9 hereof, the applicable Extended Maturity Date, or (b) any earlier date on which all of the Loans shall become due, whether by acceleration, mandatory prepayment or otherwise, provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Commitment Amount” means, at any time, an amount equal to One Billion Five Hundred Million Dollars ($1,500,000,000), subject to increase pursuant to, and on the terms and subject to the conditions set forth in Section 2.17, and to decrease pursuant to the provisions of Section 2.7.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Operating Income” for a property means, for the relevant period, the aggregate total cash revenues actually collected from the normal operation of such property (excluding all security deposits until such time as the tenant or other user making such deposit is no longer entitled to return thereof), plus amounts payable to unrelated third parties on behalf of the owner of the property, if actually paid, plus the proceeds of any rental or business interruption insurance actually received by the owner of the property with respect to such property, from which there shall be deducted all costs and expenses paid or payable by the owner and relating to such property (other than Debt Service which is paid and balloon payments), including (a) any charges paid in connection with the use, ownership or operation of such property, (b) any cost of repairs and maintenance, (c) management fees calculated as the greater of (x) the actual management fees for the applicable period and (y) 3% of the aggregate gross revenues for such property for the relevant period, plus any other costs associated with the management of such property, (d) any payroll cost and other expenses for general administration and overhead paid in connection with the use, ownership or operation of such property, (e) current real estate taxes, (f) any sums paid or subject to payment in the nature of a rebate, refund or other adjustment to revenue previously collected, (g) all assessment bond indebtedness (whether principal or interest) in respect of such property paid or payable for the interval in question, (h) all amounts paid to unrelated third parties on behalf of the owner of the property, and (i) any and all costs or expenses, of whatever nature or kind, incurred in connection with the use, ownership or operation of the property; provided, however, that such costs and expenses paid or payable by Borrower and relating to such property shall not include tenant improvement costs, leasing commissions or the costs and expenses of capital improvements and capital repairs, or depreciation, amortization or other non-cash expenses.
“Non-Borrower Interests” means (a) the portion of capital contributed to Borrower or any Joint Venture by a Person other than Borrower or Guarantor; and (b) the portion of income of Borrower or any Joint Venture that is allocated to a Person other than Borrower or Guarantor.
“Non-Recourse Indebtedness” means, with respect to any Person, Indebtedness of that Person with respect to which recourse to such Person for payment is contractually limited to specific assets encumbered by a Lien securing such Indebtedness. Notwithstanding the foregoing, Indebtedness of any Person shall not fail to constitute Non-Recourse Indebtedness by reason of the inclusion in any document evidencing, governing, securing or otherwise relating to such Indebtedness to the effect that such Person shall be liable, beyond the assets securing such Indebtedness, for (a) misapplied moneys, including insurance and condemnation proceeds and security deposits, (b) liabilities (including environmental liabilities) of the holders of such Indebtedness and their Affiliates to third parties, (c) breaches of customary representations and warranties given to the holders of such Indebtedness, (d) commission of waste with respect to any part of the collateral securing such Indebtedness, (e) recovery of rents, profits or other income attributable to the collateral securing such Indebtedness collected following a default, (f) fraud, gross negligence or willful misconduct, (g) breach of any covenants regarding compliance with ERISA, and (h) other similar exceptions to the non-recourse nature of the Indebtedness imposed by an institutional lender.
“Notes” means, collectively, the Revolving Notes, the Swing Line Note and the Bid Notes.

“Notice of Committed Borrowing or Conversion/Continuation” means a notice substantially in the form of Exhibit B given by Borrower to Administrative Agent pursuant to Section 2.3, 2.5 or Section 2.6, as applicable, which shall include, in the case of a request for a Letter of Credit, a Letter of Credit Application.
“O&M Plan” means an operations and maintenance plan relating to any asbestos containing materials.
“Obligations” means all Loans, L/C Borrowings, advances, debts, liabilities, obligations and covenants owing from Borrower or Guarantor to any Lender, Administrative Agent or any Indemnitee under any Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising ,and including interest and fees that accrue after the commencement by or against Borrower or Guarantor of any proceeding under any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Obligor” has the meaning set forth in Section 6.14(b).
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Original Maturity Date” means January 7, 2030.
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document. Other Taxes shall not include any Excluded Taxes.
“Outstanding Amount” means(s) (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to the issuance, extension or increase of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by PNC Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to Borrower.
“Participant” shall have the meaning set forth in Section 10.5(d).
“Payment Recipient” has the meaning set forth in Section 9.11.1.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Permitted Liens” means (i) liens for taxes, assessments or governmental charges or levies to the extent that Borrower or any subsidiary of Borrower is not yet required to pay the amount secured thereby; and (ii) liens imposed by law, such as carrier’s, warehouseman’s, mechanic’s, materialman’s and other similar liens, arising in the ordinary course of business in respect of obligations that are not overdue or are being actively contested in good faith by appropriate proceedings and in compliance with Section 6.14(c) hereof, as long as Borrower or a subsidiary of Borrower, as applicable, has established and maintained adequate reserves for the payment of the same and, by reason of nonpayment, no property of Borrower or a subsidiary of Borrower, as applicable, is in danger of being lost or forfeited; and (iii) easements; covenants, conditions and restrictions; reciprocal easement and access agreements and similar agreements relating to ownership and operation.
“Permitted Subordinated Indebtedness” means Indebtedness owing by an Obligor to an Intercompany Creditor, provided that such Intercompany Creditor has executed a subordination agreement in form and substance acceptable to Administrative Agent in its reasonable discretion.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, joint stock company, business trust, unincorporated association or Governmental Authority.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning given to it in Section 6.3.
“PNC Bank” means PNC Bank, National Association.

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by PNC Bank as its “prime rate.” The Prime Rate is determined from time to time by PNC Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by PNC Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest with respect to any obligation to which the Prime Rate applies will change automatically without notice to Borrower, effective on the date of any such change.
“Pro Rata Share” means, as to any Lender at any time, the percentage indicated for such Lender as its “Pro Rata Share” on Schedule 1.1 (expressed as a decimal rounded to the ninth decimal place), as such percentage may be adjusted from time to time as a result of an increase in the Maximum Commitment Amount as provided in Section 2.17, or to account for any assignments of a Lender’s interest as provided in Section 10.5.
“QFC” has the meaning has the meaning set forth in Section 10.22.
“QFC Credit Support” has the meaning set forth in Section 10.22.
“Reference Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Reference Rate as determined above would be less than one percent (1.00%), then such rate shall be deemed to be one percent (1.00%). Any change in the Reference Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
“Reference Rate Committed Borrowing” means a Committed Borrowing consisting of Reference Rate Committed Loans.
“Reference Rate Committed Loan” means a Committed Loan that bears interest based on the Reference Rate.
“Reference Time” means with respect to any setting of the then-current Benchmark, the time determined by Administrative Agent in its reasonable discretion.
“Register” shall have the meaning set forth in Section 10.5(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with a Governmental Authority in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (b) any Covered Entity engages in a transaction that has caused or would cause any Person hereunder (including Administrative Agent, any lead arranger, the L/C Issuer, the Lenders, and any underwriter, advisor, investor, or otherwise) to be in violation of any Anti-Corruption Law or International Trade Law, including a Covered Entity’s use of any proceeds of the Loans hereunder to directly or indirectly fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; or (c) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the Anti-Corruption Law or International Trade Law-specific representations and covenants herein.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Representatives” has the meaning set forth in Section 6.2.1.
“Required Lenders” means, as of any date of determination, the Lenders having at least 51% of the Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to issue Letters of Credit have been terminated pursuant to Section 8.2, the Lenders holding in the aggregate at least 51% of the Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Outstanding Amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; and provided further that if there are fewer than three Lenders, all Lenders shall be Required Lenders.
“Requirements of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation, or any determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Requirements” has the meaning set forth in Section 6.1.1.
“Responsible Officer” means any officer of the general partner of Borrower having the authority to execute Loan Documents, Notices of Committed Borrowing or Conversion/Continuation or Bid Requests on behalf of Borrower, as identified to Administrative Agent in a certificate executed by the General Counsel, Principal Financial Officer, Chief Executive Officer, Vice President-Finance or Secretary of Borrower’s general partner.

“Revolving Note(s)” means each promissory note of Borrower payable to the order of a Lender, substantially in the form of Exhibit G-l hereto, and any amendments, supplements, modifications, renewals, replacements, consolidations or extensions thereof, evidencing the aggregate indebtedness of Borrower to a Lender resulting from Loans (other than Bid Loans) made by such Lender pursuant to this Agreement; “Revolving Notes” means, at any time, all of the Notes (other than the Swing Line Note and the Bid Notes) executed by Borrower in favor of a Lender outstanding at such time.
“Sanctioned Jurisdiction” means any country, territory, region or whose government is the subject of sanctions administered by OFAC.
“Sanctioned Person” means any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above.
“Second Extended Maturity Date” means the earlier to occur of January 7, 2031, and such earlier date during the Second Extension Period as this Agreement shall terminate in accordance with its terms.
“Second Extension Period” means the period commencing on the date immediately following the First Extended Maturity Date and expiring on the Second Extended Maturity Date, as more fully set forth in Section 2.9 hereof.
“Secured Debt” means (i) other than with respect to Joint Ventures, Indebtedness that is secured by a Lien encumbering real property owned or leased by the obligor and (ii) with respect to a Joint Venture, Borrower’s and Guarantor’s pro rata share of Indebtedness that is secured by a Lien encumbering real property owned by such Joint Venture based upon Borrower’s and Guarantor’s Capital Interests in such Joint Venture. Notwithstanding the foregoing, Secured Debt shall not include any Permitted Subordinated Indebtedness.
“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Bid Margin” means, (i) for SOFR Margin Bid Loans based upon the Term SOFR Rate, the margin above or below the Adjusted Term SOFR Rate to be added to or subtracted from the Adjusted Term SOFR Rate, which margin shall be expressed in multiples of 1/100th of one basis point and (ii) for SOFR Margin Bid Loans based upon Daily Simple SOFR, the margin above or below the Adjusted Daily Simple SOFR Rate to be added to or subtracted from the Adjusted Daily Simple SOFR Rate, which margin shall be expressed in multiples of 1/100th of one basis point.
“SOFR Committed Borrowing” means a Committed Borrowing consisting of SOFR Committed Loans.

“SOFR Committed Loan” means a Committed Loan that is either a Term SOFR Rate Loan or a Daily Simple SOFR Rate Loan, as applicable.
“SOFR Floor” means a rate of interest per annum equal to zero percent (0.00%).
“SOFR Loan” means a SOFR Committed Loan or a SOFR Margin Bid Loan.
“SOFR Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable.
“Supplemental Signature Page” has the meaning set forth in Section 2.17.3(c).
“Supported QFC” has the meaning set forth in Section 10.22.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc.
“Subsidiaries” means any subsidiary of Borrower.
“Swing Line” has the meaning given to it in Section 2.2.1.
“Swing Line Availability” means, at any time, the lesser of (a) $50,000,000, or (b) the difference between (i) the Availability at such time and (ii) the sum of the Outstanding Amount of all Loans and the Outstanding Amount of all L/C Obligations at such time.
“Swing Line Borrowing” means a borrowing of a Swing Loan pursuant to Section 2.2.
“Swing Line Lender” means PNC Bank, in its capacity as the maker of Swing Loans under Section 2.2, or any successor or replacement thereto under Sections 9.6 or 10.5(h).
“Swing Line Note” means the promissory note of Borrower payable to the order of the Swing Line Lender, substantially in the form of Exhibit G-2 attached hereto, to evidence the Swing Loans, and any amendments, supplements, modifications, renewals, replacements, consolidations or extensions thereof.
“Swing Loan” and “Swing Loans” have the meanings given to them in Section 2.2.1.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority and arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).
“Term SOFR Rate” means, with respect to any amount to which the Term SOFR Rate option applies, for any Interest Period, the interest rate per annum equal to the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the

Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. The Term SOFR Rate shall be adjusted automatically without notice to Borrower on and as of the first day of each Interest Period.
“Term SOFR Rate Loan” means a Loan that bears interest at the Adjusted Term SOFR Rate.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Total Liabilities” means, without duplication, (a) all Indebtedness of Guarantor and its consolidated subsidiaries, including subordinated debt, capitalized leases, purchase obligations (defined as nonrefundable deposits and non-contingent obligations), L/C Obligations and unfunded obligations of Guarantor, Borrower or any consolidated subsidiary reported in accordance with GAAP, (b) Borrower’s and Guarantor’s pro rata share of non-recourse liabilities of unconsolidated Joint Ventures, based on its Capital Interests in such Joint Ventures; and (c) all liabilities of Affiliates that are recourse to Borrower or Guarantor. The term “Total Liabilities” does not include (i) that portion of Borrower’s liabilities attributable to Non-Borrower Interests; (ii) any Permitted Subordinated Indebtedness; and (iii) to the extent any of the items set forth in the foregoing clauses (a) through (c) would be included as liabilities on the liability side of the balance sheet of Borrower and/or Guarantor in accordance with GAAP, excluding therefrom all accounts payable, accrued interest and expenses, prepaid rents, security deposits, tax liabilities and dividends declared but not yet paid.
“Type” means, (a) in connection with a Committed Loan, the characterization of such loan as a Reference Rate Committed Loan or a SOFR Committed Loan, and (b) in connection with a Bid Loan, its characterization of such loans as an Absolute Rate Bid Loan or a SOFR Margin Bid Loan.
“UCC” means the Uniform Commercial Code as in effect in any jurisdiction, as the same may be amended, modified or supplemented from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unencumbered Asset Value” means, at any time, an amount equal to the sum of (a) the Unencumbered Development Property Value plus (b) the Unencumbered Stabilized Asset Property Value plus (c) the aggregate positive amount of net cash proceeds that would be due to Guarantor from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by Guarantor’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided, that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (x) Guarantor or the counterparty would not reasonably be expected (as determined in good faith by Guarantor), for any reason, to be able to fulfill its obligations thereunder prior to the latest Maturity Date or (y) Guarantor no longer intends to issue shares sufficient to realize such proceeds. In the event the sum of (i) the Unencumbered Development Property Value and (ii) the Unencumbered Stabilized Asset Property Value for Unencumbered Stabilized Asset Properties which are Joint Ventures (not including downREIT properties) exceeds 25% of the Unencumbered Asset Value, such excess value shall not be included in the calculation of the Unencumbered Asset Value. For the purposes hereof, “downREIT properties” means any real property which is owned by a Person in which Borrower or its Affiliate is the sole general partner or sole managing member and the third party limited partner in such Person retains economic interests in such Person which mirror ownership interests in Guarantor’s common stock. Notwithstanding the foregoing, for the purposes of calculating Unencumbered Asset Value, to the extent the aggregate Unencumbered Asset Value attributable to the net cash proceeds that would be due to Guarantor from Equity Forward Contracts pursuant to clause (c) above would exceed 7.5% of the aggregate Unencumbered Asset Value, at any time, such excess shall be excluded from the calculation.
“Unencumbered Development Property” means a real property listed on Exhibit A-2 and any additional real property which satisfies the following conditions:
(a)    such real property is wholly owned by Borrower or any of its consolidated subsidiaries in fee simple title, or such real property is subject to a financeable ground lease (as determined by Administrative Agent in its reasonable discretion) in favor of Borrower or any of its consolidated subsidiaries, in excess of 30 years (provided that no less than 25 years shall be remaining on such ground lease) and such real property is located within the United States);
(b)    such real property is comprised of primarily residential apartment projects under development or acquired residential apartment projects in the process of being leased up prior to stabilization; and
(c)    such real property is free of all liens, encumbrances and negative pledges, except for: (i) liens for taxes, assessments or governmental charges or levies to the extent that the owner of such real property is not yet required to pay the amount secured thereby; and (ii) liens imposed by law, such as carrier’s, warehouseman’s, mechanic’s, materialman’s and other similar liens, arising in the ordinary course of business in respect of obligations that are not overdue or are being actively contested in good faith by appropriate proceedings, as long as the owner of such real property, as applicable, has established and maintained adequate reserves for the payment of the same and, by reason of nonpayment, such real property is not in danger of being lost or forfeited; and (iii) easements; covenants, conditions and restrictions; reciprocal easement and access agreements and similar agreements relating to ownership and operation.
Such development property shall no longer qualify as an Unencumbered Development Property on the date that is the earlier of (i) twelve months following the date on which Completion of Construction on such Unencumbered Development Property has occurred (with respect to development properties) or the date that such Unencumbered Development Property has reached stabilization (with respect to acquired properties being leased up prior to stabilization), or (ii) the first fiscal quarter in which such Unencumbered Development Property becomes a Unencumbered Stabilized Asset Property.
“Unencumbered Development Property Value” means, at any time, for all Unencumbered Development Property, the aggregate cost book value determined in accordance with GAAP (as shown on the Borrower’s consolidated balance sheet).
“Unencumbered Property” means each Unencumbered Development Property and each Unencumbered Stabilized Asset Property.
“Unencumbered Stabilized Asset Property” means a real property listed on Exhibit A-l and any additional real property which satisfies the following conditions:
(a)    such real property is wholly owned by Borrower or any of its consolidated subsidiaries in fee simple title, or such real property is subject to a financeable ground lease (as determined by Administrative Agent in its reasonable discretion) in favor of Borrower or any of its consolidated subsidiaries, in excess of 30 years (provided that no less than 25 years shall be remaining on such ground lease) and such real property is located within the United States);
(b)    such real property is operated primarily as residential apartments; and
(c)    such real property is free of all liens, encumbrances and negative pledges, except for: (i) liens for taxes, assessments or governmental charges or levies to the extent that the owner of such real property is not yet required to pay the amount secured thereby; and (ii) liens imposed by law, such as carrier’s, warehouseman’s, mechanic’s, materialman’s and other similar liens, arising in the ordinary course of business in respect of obligations that are not overdue or are being actively contested in good faith by appropriate proceedings, as long as the owner of such real property, as applicable, has established and maintained adequate reserves for the payment of the same and, by reason of nonpayment, such real property is not in danger of being lost or forfeited; and (iii) easements; covenants, conditions and restrictions; reciprocal easement and access agreements and similar agreements relating to ownership and operation.
“Unencumbered Stabilized Asset Property Value” means, at any time, the aggregate of the values determined for each Unencumbered Stabilized Asset Property as follows:

(a)    if at such time Borrower or its consolidated subsidiary has owned such Unencumbered Stabilized Asset Property for four or more full consecutive calendar quarters (or, with respect to any such real property that was formerly an Unencumbered Development Property or a development property, if such real property has qualified as an Unencumbered Stabilized Asset Property for four or more full consecutive calendar quarters), an amount equal to (A) its Net Operating Income for the most recent four consecutive quarter period (including, with respect to any such Unencumbered Stabilized Asset Property which is a Joint Venture, Borrower’s pro rata share of such Net Operating Income, based on Borrower’s Capital Interests in such Joint Venture), less the Capital Reserve for such period, divided by (B) the Capitalization Rate (expressed as a decimal);
(b)    if at such time Borrower or its consolidated subsidiary has owned such Unencumbered Stabilized Asset Property for one full calendar quarter or more but fewer than four full consecutive calendar quarters (or, with respect to any such real property that was formerly an Unencumbered Development Property or a development property, if such real property has qualified as an Unencumbered Stabilized Asset Property for one full calendar quarter or more but fewer than four full consecutive calendar quarters), an amount equal to (i) its annualized Net Operating Income for the number of the most recent full consecutive calendar quarters that Borrower or its consolidated subsidiary has owned such property (e.g., Net Operating Income for properties owned for two full consecutive calendar quarters is annualized by multiplying by a factor of two)(including, with respect to any such Unencumbered Stabilized Asset Property which is a Joint Venture, Borrower’s pro rata share of such annualized Net Operating Income, based on Borrower’s Capital Interests in such Joint Venture), less the Capital Reserve for such period, divided by (ii) the Capitalization Rate (expressed as a decimal); or
(c)    if at such time Borrower or its consolidated subsidiary has owned such Unencumbered Stabilized Asset Property for less than one full calendar quarter (or, with respect to any such real property that was formerly an Unencumbered Development Property or a development property, if such real property has qualified as an Unencumbered Stabilized Asset Property for less than one full calendar quarter), an amount equal to its acquisition cost (including, with respect to any such Unencumbered Stabilized Asset Property which is a Joint Venture, Borrower’s pro rata share of such acquisition cost, based on Borrower’s Capital Interests in such Joint Venture).
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Unreimbursed Amount” has the meaning set forth in Section 2.5.1(a).
“Unrestricted Cash and Cash Equivalents” means Cash and Cash Equivalents owned by Borrower and Borrower’s share of any Cash and Cash Equivalents owned by any consolidated subsidiary of Borrower that are not subject to any pledge, lien or control agreement, less (i) $10,000,000; (ii) amounts normally and customarily set aside by Borrower for capital and interest reserves, and (iii) amounts placed with third parties as deposits or security for contractual obligations.

“Unsecured Debt” means, at any time, all Indebtedness of Borrower, Guarantor and any wholly owned subsidiary of Borrower or Guarantor that is not Secured Debt at the end of Guarantor’s most recent fiscal quarter, including, without limitation, Indebtedness arising under the Loan Documents; provided, however, with respect to a Joint Venture, the Indebtedness of Borrower and Guarantor with respect to such Joint Venture shall mean Borrower’s and Guarantor’s pro rata share of such Indebtedness based upon their Capital Interests in such Joint Venture. Notwithstanding the foregoing, Unsecured Debt shall not include (i) any Permitted Subordinated Indebtedness and (ii) all accounts payable, accrued interest and expenses, prepaid rents, security deposits, tax liabilities and dividends declared but not yet paid, which would otherwise be included as liabilities on the liability side of the balance sheet of Borrower and/or Guarantor in accordance with GAAP.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 10.22.
“Write-Down and Conversion Powers” means (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (ii) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Terms capitalized in this Agreement and not defined in this Section 1 have the meanings given to them elsewhere in this Agreement.
1.2Other Interpretive Provisions.
1.2.1Use of Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.
1.2.2Certain Common Terms.
(1)The Agreement. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

(2)Documents. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
(3)Meaning of Certain Terms. The term “including” is not limiting and means “including without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(4)Performance. Whenever any performance obligation hereunder (including a payment obligation) is stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date (other than with respect to computation of interest owed or accrued under this Agreement), the word “from” means “from and including” and the words “to” and “until” each mean “to and including”. If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all reasonable means, direct or indirect, of taking or not taking such action.
(5)Contracts. Unless otherwise expressly provided in this Agreement, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.
(6)Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
(7)Captions. The captions and headings of this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
(8)Independence of Provisions. If a conflict exists between the terms of this Agreement and those of any other Loan Document, this Agreement shall prevail; provided, however, that the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement, or unless the applicable provisions are inconsistent or cannot be simultaneously enforced or performed.
(9)Exhibits. All of the exhibits attached to this Agreement are incorporated herein by this reference.
(10)Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.2.3Accounting Principles.

(1)Accounting Terms. Unless the context otherwise clearly requires, all accounting terms not otherwise expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.
(2)Fiscal Periods. References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Guarantor and its consolidated subsidiaries.
(3)Rounding. Any financial ratios required to be maintained by Borrower or Guarantor pursuant to this Agreement or any other Loan Document shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.2.4Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.2.5Divisions. For all purposes under the Loan Documents, in connection with any LLC Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it will be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person will be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
1.2.6Term SOFR Notice. Section 2,19 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Adjusted Term SOFR Rate is no longer available or in certain other circumstances. Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Adjusted Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.
2.LOAN AMOUNTS AND TERMS.
2.1Amount and Terms of Commitment.

(a)Commitment. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth,

(i)to make loans (each such loan, a “Committed Loan”) to Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date to be used for investments, refinancing of existing indebtedness, general working capital, and for other purposes permitted by Borrower’s organizational documents other than the repurchase of Guarantor’s common stock, in an aggregate amount not to exceed such Lender’s Pro Rata Share of the Availability, and
(ii)to fund drawings on any Letters of Credit that the L/C Issuer issues for Borrower’s account from time to time, in an aggregate amount not to exceed at any time outstanding such Lender’s Pro Rata Share of the amount of such drawing. On the date that the L/C Issuer issues a Letter of Credit for Borrower’s account, each Lender shall be deemed to have unconditionally and irrevocably purchased from the L/C Issuer a pro rata risk participation in the stated amount of such Letter of Credit, without recourse or warranty, in an amount equal to such Lender’s Pro Rata Share of the stated amount of such Letter of Credit.
(b)Letters of Credit. The L/C Issuer agrees to issue Letters of Credit in its standard form for the account of Borrower or any subsidiary of Borrower or any Joint Venture on any Business Day during the period from the Closing Date to the Maturity Date, for any purpose for which Borrower can obtain Loans under this Agreement, in an aggregate amount not to exceed the Letter of Credit Sublimit; provided, however, that no Letter of Credit shall have an expiry date (or shall have an “evergreen” or other extension provision that results in a final expiry date) that is later than 30 days prior to the then-applicable Maturity Date.
(c)Letter of Credit Applications and Issuer Documents. Each Letter of Credit issued hereunder (including any supplement, modification, amendment, renewal or extension thereof) will be issued pursuant to the L/C Issuer’s standard form of Letter of Credit Application, substantially in the form attached hereto as Exhibit C (as such form may be modified by PNC Bank from time to time), which will set forth the agreement between the account party and the L/C Issuer regarding the Letter of Credit and drawings thereunder. A copy of each such Letter of Credit Application submitted to the L/C Issuer shall be simultaneously delivered to Administrative Agent. Additionally, Borrower shall furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Administrative Agent may reasonably require. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(d)Issuance of Letter of Credit. Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Borrower or account party thereof and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from Administrative Agent or Borrower at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable subsidiary or Joint Venture) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(e)Drawings Constituting L/C or Committed Borrowings. Notwithstanding the provisions of Section 2.5.1, any amount drawn under a Letter of Credit shall, from and after the date on which such drawing is made, constitute a Committed Borrowing for all purposes under this Agreement (including accrual and payment of interest and repayment of principal), other than disbursement of Loan proceeds under Section 2.5, and shall be subject to the provisions of Section 2.5.1. Reimbursement of drawings under any Letter of Credit issued for the account of Borrower’s subsidiary or Joint Venture shall be the responsibility of, and shall create an obligation of, Borrower and any guarantor, including Guarantor.
(f)Limited to Availability. Notwithstanding any contrary provision of this Agreement, the Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations shall not at any time exceed the Availability. Within the limits of the Availability, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.1 and under Section 2.5 prior to the Maturity Date, repay pursuant to Section 2.8 and reborrow pursuant to this Section 2.1 and pursuant to Section 2.5 prior to the Maturity Date.
(g)Benefits of L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.
2.1.1No Obligation to Issue Letters of Credit Under Certain Circumstances. The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(a)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(b)the issuance of such Letter of Credit would violate any laws or one or more policies of the L/C Issuer; or
(c)a default of any Lender’s obligations to fund under Section 2.5.1(b) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender including, without limitation, Borrower providing Cash Collateral in the amount of such Defaulting Lender’s Pro Rata Share of the requested Letter of Credit.

Letters of Credit shall be issued only for drawing in United States dollars. No Letters of Credit with automatic extension or reinstatement provisions shall be permitted.
2.1.2Letter of Credit Amendments. The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
2.1.3Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.
2.2Swing Line.
2.2.1Swing Loans. Upon Borrower’s request, and subject to the terms and conditions of this Agreement, the Swing Line Lender may, in its sole and absolute discretion, on and after the Closing Date and prior to the Maturity Date, provide to Borrower a swing line credit facility (the “Swing Line”) of up to $50,000,000; provided that the Swing Line Lender shall not in any event make any Loan under the Swing Line (each a “Swing Loan” and collectively, the “Swing Loans”) if, after giving effect thereto, (a) the sum of the Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations would exceed the Availability at such time or (b) the aggregate principal amount of all then-outstanding Swing Loans made by the Swing Line Lender would exceed the Swing Line Availability at such time. Within the limits of the Swing Line Availability, Borrower may borrow under this Section 2.2.1 at any time prior to the Maturity Date, repay pursuant to Sections 2.2.3 or 2.2.4 and reborrow pursuant to this Section 2.2.1 prior to the Maturity Date. Notwithstanding any contrary provision of this Section 2.2, the Swing Line Lender shall not at any time be obligated to make any Swing Loan. Borrower shall not use the proceeds of any Swing Loan to refinance any outstanding Swing Loan.
2.2.2Interest on Swing Loans. Notwithstanding the provisions of Sections 2.10.1 and 2.10.2, each Swing Loan outstanding under the Swing Line shall accrue interest at a rate per annum equal to the Federal Funds Rate plus the Applicable SOFR Committed Loan Margin, which interest shall be payable in arrears on each Interest Payment Date and on the due date for Swing Loans set forth in Section 2.2.3, and shall be payable to Administrative Agent for the account of the Swing Line Lender; provided that, notwithstanding any other provision of this Agreement, each Swing Loan shall bear interest for a minimum of one day.
2.2.3Principal Payable on Swing Loans. Notwithstanding the provisions of Section 2.8. the principal outstanding under the Swing Line shall be due and payable:
(a)at or before 2:00 p.m., on the third Business Day immediately following any date on which a Swing Loan is made under the Swing Line; and
(b)in any event on the Maturity Date;
provided that, if no Event of Default has occurred and remains uncured, and Borrower is permitted to borrow under the terms of this Agreement (the Availability being determined for such purpose without giving effect to any reduction thereof occasioned by such Swing Loans due and payable) at the time such Swing Loans are due, then unless Borrower notifies the Swing Line Lender that it will repay such Swing Loans on their due date, Borrower shall be deemed to have submitted a Notice of Committed Borrowing or Conversion/Continuation for Reference Rate Committed Loans in an amount necessary to repay such Swing Loans on their due date, and the provisions of Section 2.3 concerning (i) the minimum principal amounts required for Committed Borrowings and (ii) the funding of requested Committed Borrowings as Swing Loans shall not apply to Loans made pursuant to this Section 2.2.3.
2.2.4Prepayments of Swing Loans. Notwithstanding the provisions of Section 2.8.1, Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swing Loans, without incurring any premium or penalty; provided that:
(a)each such voluntary prepayment shall require prior written notice given to Administrative Agent and Swing Line Lender no later than 1:00 p.m. on the day on which Borrower intends to make a voluntary prepayment, and
(b)each such voluntary prepayment shall be in a minimum amount of $500,000 (or, if less, the aggregate outstanding principal amount of all Swing Loans then outstanding).
2.2.5Funding of Participations. Immediately upon the making of a Swing Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Loan. The Swing Line Lender shall be responsible for invoicing Borrower for interest on the Swing Loans. Until each Bank funds its Reference Rate Committed Loan or risk participation pursuant to this Section 2.2.5 to refinance such Bank’s Pro Rata Share of any Swing Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender. From and after the date that any Lender funds such participation pursuant to this Section 2.2.5, such Lender shall, to the extent of its Pro Rata Share, be entitled to receive a ratable portion of any payment of principal and/or interest received by the Swing Line Lender on account of such Swing Loans, payable to such Lender promptly upon such receipt. If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.9 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Reference Rate. Administrative Agent will make such demand upon the request of the Swing Line Lender. The foregoing procedures for purchases of risk participations and the funding by Lenders of their participations in Swing Loans hereunder shall not delay the funding of any Swing Loan advanced to Borrower under Section 2.2.1 hereof.
2.2.6Refinancing of Swing Loans.

(a)The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Reference Rate Committed Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Committed Borrowing or Conversion/Continuation issued under Section 2.3 for purposes hereof) and in accordance with the requirements of Section 2.3, without regard to the minimum and multiples specified therein for the principal amount of Reference Rate Committed Loans, but subject to the unutilized portion of the Commitments and the conditions set forth in Section 5.2. The Swing Line Lender shall furnish Borrower with a copy of the applicable Notice of Committed Borrowing or Conversion/Continuation promptly after delivering such Notice of Committed Borrowing or Conversion/Continuation to Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Committed Borrowing or Conversion/Continuation available to Administrative Agent in immediately available funds for the account of the Swing Line Lender at Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Notice of Committed Borrowing or Conversion/Continuation. Subject to Section 2.2.6(b), each Lender that so makes funds available shall be deemed to have made a Reference Rate Committed Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the Swing Line Lender. Notwithstanding the foregoing, the issuance of a Notice of Committed Borrowing or Conversion/Continuation by the Swing Line Lender under this Section 2.2.6(a) shall not delay the funding of any Swing Loan advanced to Borrower under Section 2.2.1 hereof.
(b)If for any reason any Swing Loan cannot be refinanced by a Committed Borrowing in accordance with Section 2.2.6(a), the request for Reference Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Loan and each Lender’s payment to Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.2.6(a) shall be deemed payment in respect of such participation.
(c)If any Lender fails to make available to Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2.6 by the time specified in Section 2.2.6(a), the Swing Line Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this Section 2.2.6(c) shall be conclusive absent manifest error.
(d)Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Loans pursuant to this Section 2.2.6 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever, (ii) subject to Section 2.2.8, the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.2.6 is subject to the conditions set forth in Section 5.2. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Loans, together with interest as provided herein.
2.2.7Termination of Swing Line. At any time during the continuance of an Event of Default, the Swing Line Lender may, without Borrower’s consent, upon one Business Day’s notice to Borrower, terminate the Swing Line and cause Reference Rate Committed Loans to be made by the Lenders in an aggregate amount equal to the amount of principal and interest outstanding under the Swing Line (the Availability being determined for such purpose without giving effect to any reduction thereof occasioned by such Swing Loans), and the conditions precedent set forth in Section 2.3 and Section 5.2, and any requirement of Section 2.3 that a Committed Borrowing be funded as a Swing Loan shall not apply to such Committed Loans. The proceeds of such Committed Loans shall be paid to the Swing Line Lender to retire the outstanding principal and interest owing under the Swing Line.
2.2.8No Swing Loans Upon Default. The Swing Line Lender shall not, without the approval of all Lenders, make a Swing Loan if the Swing Line Lender then has actual knowledge that a Default has occurred and is continuing.
2.3Procedure for Obtaining Credit (Committed Loans, Swing Loans and Letters of Credit). Each Committed Borrowing shall be made and each Letter of Credit shall be issued upon the irrevocable written notice of Borrower in the form of a Notice of Committed Borrowing or Conversion/Continuation or confirmed via electronic submission as agreed to by the Borrower and Administrative Agent, including, without limitation, by making a disbursement request through the Credit Management Module of PNC Bank, National Association’s PINACLE® system, in accordance with the applicable security procedures therefor and, with respect to a Letter of Credit request, a Letter of Credit Application (which notice and, if applicable, Letter of Credit Application, must be received by Administrative Agent (i) prior to 1:00 p.m., three Business Days prior to the requested borrowing date, in the case of Term SOFR Rate Loans, or (ii) prior to 1:00 p.m., on the requested borrowing date, in the case of Reference Rate Committed Loans or Daily Simple SOFR Rate Loans, or (iii) prior to 1:00 p.m., on the requested borrowing date, in the case of Swing Loans, or (iv) five Business Days prior to the requested issuance date of a Letter of Credit), specifying:
(a)the amount of the Committed Borrowing or the Letter of Credit, which in the case of a Committed Borrowing shall be in an aggregate principal amount of not less than (i) $500,000 (or the remaining Availability, if less) for Reference Rate Committed Borrowings or Swing Loans, and (ii) $1,000,000 and increments of $500,000 in excess thereof for any Committed Borrowings for Term SOFR Rate Loans and Daily Simple SOFR Rate Loans;
(b)the requested Committed Borrowing or Letter of Credit issuance date, which shall be a Business Day;
(c)in the case of a Committed Borrowing, the Type of Committed Loans comprising the Committed Borrowing;

(d)if applicable, the duration of the Interest Period applicable to the Committed Loans comprising such Committed Borrowing. If the Notice of Committed Borrowing or Conversion/Continuation fails to specify the duration of the Interest Period for the Committed Loans comprising a Committed Borrowing for which an Interest Period is applicable, such Interest Period shall be one month.
Unless the Required Lenders otherwise agree, during the existence of a Default or Event of Default, Borrower may not elect to have a Committed Loan made as, or converted into or continued as, a Term SOFR Rate Loan. Notwithstanding the foregoing provisions of this Section 2.3, any amount drawn under a Letter of Credit shall, from and after the date on which such drawing is made, constitute a Committed Borrowing for all purposes under this Agreement (including accrual and payment of interest and repayment of principal) other than disbursement of Committed Loan proceeds under this Section 2.3. After giving effect to any Loan, there shall not be more than ten (10) different Interest Periods in effect.
In the event a requested Committed Borrowing constitutes a SOFR Committed Borrowing or a Reference Rate Committed Borrowing, Administrative Agent shall provide each Lender with the Notice of Committed Borrowing or Conversion/Continuation relating thereto on the date that Administrative Agent receives such Notice of Committed Borrowing or Conversion/Continuation (as applicable) from Borrower, together with the amount of such Lender’s Pro Rata Share of the amount of the Committed Loans to be funded with such Committed Borrowing. Each Lender shall make the amount specified by Administrative Agent in such notice to such Lender available to Administrative Agent in immediately available funds for the account of Administrative Agent at Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Notice of Committed Borrowing or Conversion/Continuation.
2.4Loan Accounts; Notes.
2.4.1Loan Accounts. The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The loan accounts or records maintained by Administrative Agent and each Lender shall, absent manifest error, be conclusive of the amounts of the Loans made by the Lenders to Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect Borrower’s obligations hereunder to pay any amount owing with respect to the Loans. In addition to the accounts and records referred to above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Loans. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
2.4.2Notes. Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a promissory note as set forth in this Section 2.4.2. The Committed Loans made by each Lender may be evidenced by a Revolving Note in the form of Exhibit G-l hereto, payable to the order of such Lender in an amount equal to such Lender’s Pro Rata Share of the Maximum Commitment

Amount on the Closing Date. In addition, the Swing Loans made by the Swing Line Lender may be evidenced by a Swing Line Note in the form of Exhibit G-2 hereto, payable to the order of the Swing Line Lender in the maximum amount of $50,000,000. In addition, the Bid Loans that may be made by a Lender pursuant to Section 2.18 may be evidenced by Bid Notes payable to the order of each Lender, in the form of Exhibit G-3 hereto. Each Lender may endorse on any schedule annexed to its Note(s) the date, amount and maturity of each Loan that it makes in the case of Committed Loans (which shall not include undrawn amounts on outstanding Letters of Credit, but shall include the amounts of any drawings on outstanding Letters of Credit), and the amount of each payment of principal that Borrower makes with respect thereto. Borrower irrevocably authorizes each Lender to endorse its Note(s), and such Lender’s record shall be conclusive absent manifest error; provided, however, that any Lender’s failure to make, or its error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect Borrower’s obligations to such Lender hereunder or under its Note(s).
2.5Letters of Credit.
2.5.1Letter of Credit Drawings and Reimbursements; Funding of Participations.
(a)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse the L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, Borrower shall be deemed to have requested a Committed Borrowing of Reference Rate Committed Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.3 for the principal amount of Reference Rate Committed Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 5.2 (other than the delivery of a Notice of Committed Borrowing or Conversion/Continuation). Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.5.1(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(b)Each Lender shall upon any notice pursuant to Section 2.5.1(a) make funds available to Administrative Agent for the account of the L/C Issuer, at Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.5.1(c), each Lender that so makes funds available shall be deemed to have made a Reference Rate Committed Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the L/C Issuer.
(c)With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Reference Rate Committed Loans because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer, an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate set forth in Section 2.10.3. In such event, each Lender’s payment to Administrative Agent for the account of the L/C Issuer pursuant to Section 2.5.1(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.5.1.
(d)Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.5.1 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.
(e)Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer, for amounts drawn under Letters of Credit, as contemplated by this Section 2.5.1, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.5.1 is subject to the conditions set forth in Section 5.2 (other than delivery by Borrower of a Notice of Committed Borrowing or Conversion/Continuation). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(f)If any Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.5.1 by the time specified in Section 2.5.1(b), the L/C Issuer, shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this Section 2.5.1(f) shall be conclusive absent manifest error.
2.5.2Repayment of Participations.
(a)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.5.1, if Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by Administrative Agent.

(b)If any payment received by Administrative Agent for the account of the L/C Issuer pursuant to Section 2.5.1(a) is required to be returned under any of the circumstances described in Section 10.9 (including pursuant to any settlement entered into by the L/C Issuer, in its discretion), each Lender shall pay to Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
2.5.3Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer, for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(a)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(b)the existence of any claim, counterclaim, set-off, defense or other right that Borrower or any subsidiary of Borrower or Joint Venture may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(c)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(d)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any insolvency or bankruptcy law; or
(e)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any subsidiary of Borrower or Joint Venture.
Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will promptly notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

2.5.4Role of Letter of Credit Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Administrative Agent or any of their respective Related Parties nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Requisite Lenders, as applicable; (b) any action taken or omitted in the absence of gross negligence or willful misconduct; or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Administrative Agent or any of their respective Related Parties, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 2.5.3. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Notwithstanding anything to the contrary in Section 2.5.3 or in this Section 2.5.4, Borrower or any subsidiary of Borrower or Joint Venture for whose benefit a Letter of Credit was issued may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower or such subsidiary of Borrower or Joint Venture, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower or such subsidiary or Joint Venture which Borrower or such subsidiary or Joint Venture proves were caused by the willful misconduct or gross negligence of the L/C Issuer or the willful failure of the L/C Issuer to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.
2.5.5Cash Collateral. Upon the request of Administrative Agent, (a) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (b) if, as of the Letter of Credit expiration date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, Borrower shall immediately Cash Collateralize the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (determined as of the date of such L/C Borrowing or the Letter of Credit expiration date, as the case may be). Sections  2.8.2(a) and 8.2 .3 set forth certain additional requirements to deliver Cash Collateral hereunder. “Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of the L/C

Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Borrower hereby grants to Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Administrative Agent.
2.6Conversion and Continuation Elections of Committed Loans.
2.6.1Election to Convert and Renew. Borrower may, upon irrevocable written notice to Administrative Agent in accordance with Section 2.6.2:
(a)elect to convert, on any Business Day, any Reference Rate Committed Loans (or any part thereof in an amount not less than $1,000,000 and increments of $500,000 in excess thereof) into SOFR Committed Loans;
(b)elect to convert, on any Business Day, any Daily Simple SOFR Loans (in an amount not less than $500,000) and on the last day of any Interest Period any Term SOFR Rate Loans maturing on such date (or any part thereof in an amount not less than $500,000) into Reference Rate Committed Loans; or
(c)elect to renew on the last day of any Interest Period (for a new Interest Period that commences immediately upon the expiration of such existing Interest Period) any Term SOFR Rate Loans maturing on such date (or any part thereof in an amount not less than $1,000,000 and increments of $500,000 in excess thereof);
provided, that if the aggregate amount of Term SOFR Rate Loans in respect of any Committed Borrowing shall have been reduced, by payment, prepayment or conversion of part thereof, to less than $1,000,000, such Term SOFR Rate Loans shall automatically convert into Reference Rate Committed Loans, and on and after such date the right of Borrower to continue such Committed Loans as, and convert such Committed Loans into, Term SOFR Rate Loans shall terminate.
2.6.2Notice of Conversion/Continuation. Borrower shall deliver in writing (including via facsimile confirmed immediately by a telephone call) a Notice of Committed Borrowing or Conversion/Continuation (which notice must be received by Administrative Agent not later than 1:00 p.m., (i) at least three Business Days prior to the conversion date or continuation date, if the Committed Loans are to be converted into or continued as Term SOFR Rate Loans, or (ii) on the conversion date, if the Committed Loans are to be converted into Reference Rate Committed Loans or Daily Simple SOFR Rate Loans) specifying:
(a)the proposed conversion date or continuation date;
(b)the aggregate amount of Committed Loans to be converted or continued;
(c)the nature of the proposed conversion or continuation; and
(d)if Borrower elects to convert a Reference Rate Committed Loan into a Term SOFR Rate Loan or elects to continue a Term SOFR Rate Loan, the duration of the Interest Period applicable to such Committed Loan. If the Notice of Committed Borrowing or

Conversion/Continuation fails to specify the duration of the Interest Period for a Term SOFR Rate Loan, such Interest Period shall be one month.
2.6.3Failure to Select a New Interest Period. If upon the expiration of any Interest Period applicable to Term SOFR Rate Loans Borrower has failed to select a new Interest Period to be applicable to Term SOFR Rate Loans, or if any Default or Event of Default shall then exist, Borrower shall be deemed to have elected to convert Term SOFR Rate Loans into Reference Rate Committed Loans effective as of the expiration date of such current Interest Period.
2.6.4Number of Interest Periods. Notwithstanding any other provision of this Agreement, after giving effect to any conversion or continuation of any Committed Loans, there shall not be more than ten (10) different Interest Periods in effect for the Committed Loans.
2.7Voluntary Termination or Reduction of Commitment. Borrower may, upon not less than five Business Days’ prior written notice to Administrative Agent, terminate the Lenders’ Commitment to make Loans to Borrower or issue Letters of Credit for Borrower’s account, or permanently reduce the Maximum Commitment Amount by a minimum amount of $5,000,000, unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the sum of the aggregate principal amount of (i) the Outstanding Amount of the Loans and (ii) the Outstanding Amount of L/C Obligations would exceed the Availability. Once reduced in accordance with this Section 2.7, the Maximum Commitment Amount may not be increased. Any reduction of the Commitment amounts shall be applied to each Lender according to its Pro Rata Share. No commitment or extension fees paid prior to the effective date of any reduction of the Maximum Commitment Amount or termination of the Lenders’ and Swing Line Lender’s commitment(s) to make Loans to Borrower or issue Letters of Credit for Borrower’s account shall be refunded, and all accrued Facility Fee for the period up to but not including the effective date of any reduction or termination of the Commitments shall be payable on the effective date of such reduction or termination.
2.8Principal Payments.
2.8.1Optional Prepayments of the Committed Loans. Subject to the provisions of Section 3.4, Borrower may, at any time or from time to time, upon at least one Business Day’s prior written notice to Administrative Agent with respect to any Reference Rate Committed Loan or any Daily Simple SOFR Rate Loan, or upon at least three Business Days’ prior written notice to Administrative Agent with respect to any Term SOFR Rate Loan, ratably prepay Committed Loans in full or in part in an amount not less than $500,000 for Reference Rate Committed Loans (or, if less, the aggregate outstanding principal amount of all Reference Rate Committed Loans and/or Swing Loans) or $1,000,000 for SOFR Committed Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of any such notice and such Lender’s Pro Rata Share of such prepayment. If Borrower gives a prepayment notice to Administrative Agent, such notice is irrevocable and the prepayment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid in the case of a prepayment of Term SOFR Rate Loans, and all amounts required to be paid pursuant to Section 3.4.

2.8.2No Optional Prepayments of Bid Loans. No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.
2.8.3Mandatory Repayments.
(a)Availability Limit. Should the Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations at any time exceed the Availability, Borrower shall immediately repay such excess to Administrative Agent, for the account of the Lenders and/or deliver to Administrative Agent Cash Collateral pursuant to Section 2.5.5 hereof, in the amount of the excess of the outstanding but undrawn Letters of Credit over the Availability.
(b)Application of Repayments. Any repayments pursuant to this Section 2.8.3 shall be (i) subject to Section 3.4, and (ii) applied first, to any Reference Rate Committed Loans then outstanding and second, to any Daily Simple SOFR Rate Loans then outstanding and, third, to any Term SOFR Rate Loans then outstanding (in order of the shortest Interest Periods remaining); and fourth, to any Bid Loans then outstanding (in the order of the shortest Interest Periods remaining).
2.8.4Repayment at Maturity. Borrower shall repay the principal amount of all outstanding Loans on the Maturity Date or, if earlier, upon termination of the Lenders’ Commitments pursuant to Section 2.7.
2.8.5Repayment of Bid Loans. Borrower shall repay each Bid Loan on the last day of the Interest Period in respect thereof.
2.9Extension of Maturity Date. Borrower may extend (i) the Original Maturity Date for the First Extension Period, and (ii) the First Extended Maturity Date for the Second Extension Period, as the case may be, if the extension option for the applicable Extension Period has been duly exercised pursuant to the terms hereof, upon Borrower’s written request, delivered to Administrative Agent at least thirty(30) days and not more than ninety (90) days prior to the applicable Maturity Date, provided that however, that on the date the applicable Extension Period is to become effective, all of the following conditions shall be satisfied (as determined by Administrative Agent):
(a)No Default or Event of Default shall have occurred and remain uncured, and Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer of Borrower;
(b)The representations and warranties set forth in this Agreement and the other Loan Documents shall be correct as though made on and as of that date, and Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer of Borrower;
(c)Borrower shall have paid to Administrative Agent, for the account of the Lenders, an extension fee equal to 6.25 basis points multiplied by the Maximum Commitment Amount on the applicable Maturity Date. The Extension Fee shall be determined as of the date Borrower provides the extension notice for the applicable Extension Period and shall be paid by Borrower on the first day of the applicable Extension Period; and

(d)Borrower shall have executed, acknowledged and delivered to Administrative Agent such documents as Administrative Agent reasonably determines to be necessary to evidence the extension of the applicable Maturity Date.
2.10Interest.
2.10.1Accrual Rate. Subject to the provisions of Section 2.10.3, (i) each Committed Loan shall bear interest on the outstanding principal amount thereof from the date when made (which, in the case of a drawing on a Letter of Credit, is the date of such drawing) until it becomes due at a rate per annum equal to (A) with respect to a Term SOFR Rate Loan, the Adjusted Term SOFR Rate for the applicable Interest Period plus the Applicable SOFR Committed Loan Margin, (B) with respect to a Daily Simple SOFR Rate Loan, the Adjusted Daily Simple SOFR Rate plus the Applicable SOFR Committed Loan Margin, and (C) with respect to a Reference Rate Committed Loan, the Reference Rate plus the Applicable Reference Rate Committed Loan Margin; (ii) each Swing Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at the rate set forth in Section 2.2.2 hereof; and (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof from the date when made until the last day of the Interest Period therefor or until it becomes due (as applicable) at a rate per annum equal to the Adjusted Term SOFR Rate for such Interest Period plus (or minus) the SOFR Bid Margin, or the Adjusted Daily Simple SOFR Rate plus (or minus) the SOFR Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be.
2.10.2Payment. Interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest shall also be payable on the date of any repayment of Loans pursuant to Section 2.8 for the portion of the Loans so repaid, if required by Section 2.9, and upon payment (including prepayment) of the Loans in full. During the existence of any Event of Default, interest shall also be payable on demand.
2.10.3Default Interest. Commencing upon the occurrence of any Event of Default, and continuing thereafter while such Event of Default remains uncured, or after maturity or acceleration (unless and until such acceleration is rescinded), Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum determined by adding 400 basis points to the Applicable Committed Loan Margin, the SOFR Bid Margin or the Absolute Rate (as applicable) then in effect for such Loans and, in the case of Obligations not subject to an Applicable Committed Loan Margin, the SOFR Bid Margin or the Absolute Rate, at a rate per annum equal to the Reference Rate plus 400 basis points; provided, however, that on and after the expiration of any Interest Period applicable to any Term SOFR Rate Loan outstanding on the date of occurrence of such Event of Default, the principal amount of such Loan shall, during the continuation of such Event of Default, bear interest at a rate per annum equal to the Reference Rate plus 400 basis points in excess of the Applicable Committed Loan Reference Rate Margin then in effect for Reference Rate Committed Loans.
2.10.4Maximum Legal Rate. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable

Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
2.11Fees.
2.11.1Facility Fee. Borrower shall pay to Administrative Agent, for the account of the Lenders (based on their respective Pro Rata Shares), a facility fee (the “Facility Fee”) computed based on the annual Facility Fee rate specified in the definition of the term “Applicable Committed Loan Margin,” multiplied by the actual daily amount of the Maximum Commitment Amount, in each case measured quarterly and payable quarterly in arrears on (a) each January 1, April 1, July 1, and October 1, with the first payment due on [October 1, 2025] and (b) the Maturity Date (with such final payment of the Facility Fee pro rated to the Maturity Date).
2.11.2Letter of Credit Fees. Borrower shall pay to Administrative Agent, for the account of the Lenders (based on their respective Pro Rata Shares), a letter of credit fee (the “Letter of Credit Fee”) for each issued and outstanding Letter of Credit in an amount equal to the Applicable SOFR Committed Loan Margin multiplied by the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.2.4. The Letter of Credit Fees shall be due and payable quarterly in arrears on (a) each January 1, April 1, July 1, and October 1, with the first payment due on [October 1, 2025] and (b) the Maturity Date (with such final payment of the Letter of Credit Fee pro rated to the Maturity Date). Borrower shall also pay to Administrative Agent, for the account of the L/C Issuer, at the time each Letter of Credit is issued, a fronting fee (the “Fronting Fee”) in an amount equal to 0.125% multiplied by the amount of such Letter of Credit. In addition, Borrower shall pay directly to the L/C Issuer for its own account the other customary administrative, issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
2.11.3Other Fees. Borrower shall pay to Administrative Agent, for its own account, for the account of the L/C Issuer or for the account of the Lenders, as applicable, such other fees as are required by the Fee Letter, dated on or about the date hereof, between Borrower and Administrative Agent (the “Fee Letter”).
2.12Computation of Fees and Interest. All computations of interest and fees under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest or fees being paid than if computed on the basis of a 365-day year.

Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Any change in the interest rate on a Loan resulting from a change in the Reference Rate or the applicable reserve requirement, deposit insurance assessment rate or other regulatory cost shall become effective as of the opening of business on the day on which such change in the Reference Rate or such reserve requirement, assessment rate or other regulatory cost becomes effective. Each determination of an interest rate by Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error.
2.13Payments by Borrower.
2.13.1Timing of Payments. All payments (including prepayments) made by Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim. All such payments (other than payments on Swing Loans and Bid Loans) shall, except as otherwise expressly provided herein, be made to Administrative Agent for the account of the Lenders at Agent’s Payment Office, in dollars and in immediately available funds, no later than 2:00 p.m. on the date specified herein. All payments in respect of Swing Loans and Bid Loans shall be paid to Administrative Agent for the account of the Swing Line Lender or the Lender(s) advancing the applicable Bid Loans, as applicable, and shall be paid in dollars and in immediately available funds, no later than 2:00 p.m. on the date specified herein. Any payment received by Administrative Agent later than 2:00 p.m. shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Administrative Agent will promptly (and in any event, not later than two Business Days after Administrative Agent’s actual receipt) distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received; provided, however, if and to the extent Administrative Agent shall receive any such payment for the account of Lenders on or before 2:00 p.m. on any Business Day and Administrative Agent shall not have distributed to each Lender its Pro Rata Share (or other applicable share as provided herein) on such Business Day, the distribution to each Lender when made shall include interest at the Federal Funds Rate for each day from the date of Administrative Agent’s actual receipt of such payment from Borrower until the date Administrative Agent distributes to each Lender its Pro Rata Share (or other applicable share as provided herein).
2.13.2Non-Business Days. Subject to the provisions set forth in the definition of the term “Interest Period.” whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
2.13.3Payment May be Made by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.13.3 shall be conclusive, absent manifest error.
2.14Payments by the Lenders to Administrative Agent.
2.14.1Administrative Agent May Make Committed Borrowings Available. With respect to any Committed Borrowing, unless Administrative Agent receives notice from a Lender at least one Business Day prior to the date of such Committed Borrowing, that such Lender will not make available to Administrative Agent, for the account of Borrower, the amount of that Lender’s Pro Rata Share of the Committed Borrowing as and when required hereunder, Administrative Agent may assume that each Lender has made such amount available to Administrative Agent in immediately available funds on the Committed Borrowing date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (a) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (b) in the case of a payment to be made by Borrower, the interest rate applicable to Reference Rate Committed Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.14.1 shall be conclusive, absent manifest error.
2.14.2Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Loans and to make payments pursuant to Section 10.4(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date. No Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.4(c).

2.14.3Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable credit extension set forth in Article 5 are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
2.14.4Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.15Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Loans to any assignee or participant, other than to Borrower or any subsidiary thereof (as to which the provisions of this Section shall apply).
2.16Defaulting Lender.
2.16.1Notice and Cure of Lender Default; Election Period; Electing Lenders. Administrative Agent shall promptly notify (such notice being referred to as the “Defaulting Lender Notice”) Borrower and each non-Defaulting Lender if any Lender is a Defaulting Lender. Each non-Defaulting Lender shall have the right, but in no event or under any circumstance the obligation, to fund any amount that a Defaulting Lender fails to fund (the “Defaulting Lender Amount”), provided that, within 20 days after the date of the Defaulting Lender Notice (the “Election Period”), such non-Defaulting Lender or Lenders (each such Lender, an “Electing Lender”) irrevocably commit(s) by notice in writing (an “Election Notice”) to Administrative Agent, the other Lenders and Borrower to fund the Defaulting Lender Amount. If Administrative Agent receives more than one Election Notice within the Election Period, then the commitment to fund the Defaulting Lender Amount shall be apportioned pro rata among the

Electing Lenders in the proportion that the amount of each such Electing Lender’s Commitment bears to the total Commitments of all Electing Lenders. If the Defaulting Lender fails to pay the Defaulting Lender Amount within the Election Period, (a) the Electing Lender or Lenders, as applicable, shall be automatically obligated to fund the Defaulting Lender Amount (and Defaulting Lender shall no longer be entitled to fund such Defaulting Lender Amount) within three Business Days after such notice to Administrative Agent, which Defaulting Lender Amount shall be applied towards reimbursement to Administrative Agent or payment to Borrower as applicable, and (b) Borrower may enforce any rights it may have under this Agreement, at law or in equity, against Defaulting Lender. Notwithstanding any contrary provision of this Agreement, if Administrative Agent has funded the Defaulting Lender Amount. Administrative Agent shall be entitled to reimbursement from the Electing Lenders for its portion of the Defaulting Lender Amount.
2.16.2Removal of Rights; Indemnity. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrower to Administrative Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder or under any Note until all Defaulting Lender Amounts are paid in full. Administrative Agent shall hold all such payments received or retained by it for the account of such Defaulting Lender. Amounts payable to a Defaulting Lender shall be paid by Administrative Agent to reimburse Administrative Agent and any Electing Lender pro rata for all Defaulting Lender Amounts funded by such Persons. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a “Lender” and such Defaulting Lender’s Commitment shall be deemed to be zero. A Defaulting Lender shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents. This Section shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement by curing such default by payment of all Defaulting Lender Amounts (a) within the Election Period, or (b) after the Election Period with the consent of the non-Defaulting Lenders. Such Defaulting Lender nonetheless shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under, any Loan Document which is made subsequent to the Defaulting Lender’s becoming a Defaulting Lender and prior to such cure or waiver. The operation of this Section or the Section above alone shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder or under any of the other Loan Documents. Furthermore, nothing contained in this Section shall release or in any way limit a Defaulting Lender’s obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Defaulting Lender shall indemnify and hold harmless Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender’s failure to comply with the requirements of this Agreement, including any and all additional losses, damages, costs and expenses (including attorneys’ fees) incurred by Administrative Agent and any non-Defaulting Lender as a result of and/or in connection with (i) a non-Defaulting Lender’s acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Defaulting Lender, and (iii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.

2.16.3Commitment Adjustments. In connection with the adjustment of the amounts of the Commitments of the Defaulting Lender and Electing Lender(s) upon the expiration of the Election Period described above, Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Commitments in accordance with the foregoing provisions of this Section. For the purpose of voting or consenting to matters with respect to the Loan Documents such modifications shall also reflect the removal of voting rights of the Defaulting Lender and increase in voting rights of Electing Lenders to the extent an Electing Lender has funded the Defaulting Lender Amount. In connection with such adjustments, each Defaulting Lender shall execute and deliver an Assignment and Assumption covering that Lender’s Commitment and otherwise comply with Section 10.5. If a Lender refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 10.5, such Lender hereby appoints Administrative Agent to do so on such Lender’s behalf. Administrative Agent shall distribute an amended schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect such adjustments. However, all such Defaulting Lender Amounts funded by Administrative Agent or Electing Lenders shall continue to be Defaulting Lender Amounts of the Defaulting Lender pursuant to its obligations under this Agreement.
2.16.4No Election. In the event that no Lender elects to commit to fund a Defaulting Lender Amount within the applicable Election Period, Administrative Agent shall, upon the expiration of such Election Period, so notify Borrower and each Lender.
2.17Increase in Maximum Commitment Amount.
2.17.1Request for Increase Subject to the provisions of Section 2.7, on the terms and subject to the conditions set forth in this Section 2.17, Borrower shall have the right at any time prior to the Original Maturity Date and at any time during the Extension Periods, by written notice to Administrative Agent, to request an increase in the Maximum Commitment Amount by (i) first permitting any Lender to increase its Commitment (and accordingly increase the Maximum Commitment Amount by such amount), or (ii) thereafter inviting any Eligible Assignee that has previously been approved by Administrative Agent in writing to become a Lender under this Agreement and to provide a commitment to lend hereunder (and accordingly increase the Maximum Commitment Amount by such amount); provided, however, that (x) in no event shall such actions cause the Maximum Commitment Amount to increase above $2,500,000,000 and (y) the total aggregate principal amount for each permitted increase in the Maximum Commitment Amount hereunder shall not be less than a minimum principal amount of $25,000,000.
2.17.2No Lender Consent Required. Each of the Lenders acknowledges and agrees that, notwithstanding any contrary provision of Section 10.1, (i) its consent to any such increase in the Maximum Commitment Amount shall not be required, and (ii) Eligible Assignees may be added to this Agreement and any Lender may increase its Commitment without the consent or agreement of the other Lenders (provided, however, that no Lender’s Commitment may be increased without such Lender’s consent), so long as Administrative Agent and Borrower have consented in writing to such Eligible Assignee or the increase in the Commitment of any of the Lenders, as applicable.

2.17.3Administrative Agent Consent and Conditions to Increase. Administrative Agent shall not unreasonably withhold its consent to Borrower’s request for an increase in the Maximum Commitment Amount under this Section 2.17 provided that Borrower satisfies all of the following conditions precedent:
(a)No Default or Event of Default shall have occurred and remain uncured on the Increase Effective Date (as hereinafter defined), and Administrative Agent shall have received a certificate to that effect signed by an officer of Borrower;
(b)any Eligible Assignee is acceptable to Administrative Agent in its reasonable discretion;
(c)Borrower and each such Lender or Eligible Assignee shall have executed and delivered to Administrative Agent supplemental signature pages to this Agreement, which signature pages shall contain an acknowledgement and consent to the increase in the Maximum Commitment Amount and shall otherwise be in form and substance reasonably satisfactory to Administrative Agent (each, a “Supplemental Signature Page”);
(d)Borrower shall have paid to Administrative Agent, for the account of such Lender or Eligible Assignee, Administrative Agent and the Arranger, as applicable, a commitment fee and/or an arrangement fee in an amount reasonably satisfactory to Administrative Agent and Borrower;
(e)Administrative Agent shall have sent written notice of each such request by Borrower to the Lenders, together with notice of such Eligible Assignee’s Commitment or such Lender’s increased Commitment, as the case may be, and the effective date (the “Increase Effective Date”) of such increase in the Maximum Commitment Amount as set forth on the Supplemental Signature Page; and
(f)all requirements of this Section 2.17 shall have been satisfied.
2.17.4Rights of Eligible Assignees. Upon the Increase Effective Date, and notwithstanding any contrary provision of this Agreement (a) each such Eligible Assignee shall become a party to this Agreement, and thereafter shall have all of the rights and obligations of a Lender hereunder, (b) each such Eligible Assignee or Lender shall simultaneously pay to Administrative Agent, for distribution to the Lenders whose Pro Rata Shares of the combined Commitments of all of the Lenders have decreased as a result of the new Commitment of such Eligible Assignee or the increased Commitment of such Lender, an amount equal to the product of such Eligible Assignee’s Pro Rata Share (or the increase in such Lender’s Pro Rata Share), expressed as a decimal, multiplied by the aggregate outstanding principal amount of the Loans on the date of determination, and (c) each such Eligible Assignee or Lender shall thereafter be obligated to make its Pro Rata Share of Borrowings to Borrower and shall be obligated to participate in Letter of Credit risk participations and L/C Advances up to and including the amount of such Eligible Assignee’s or Lender’s Pro Rata Share of the increased Maximum Commitment Amount, on the terms and subject to the conditions set forth in this Agreement.
2.17.5Conditions of Increase in Maximum Commitments. Notwithstanding any contrary provision of this Section 2.17, no increase in the Maximum Commitment Amount will be permitted unless (a) all then outstanding Loans constitute Reference Rate Committed Loans and/or Daily Simple SOFR Rate Loans, or (b) the Interest Periods for all outstanding Term SOFR Rate Loans will expire (and any new Interest Periods for any such Term SOFR Rate Loans will commence) concurrently with the date on which any increase in the Maximum Commitment Amount becomes effective, or (c) Borrower pays to Administrative Agent, for the account of Lenders, all costs arising under Section 3.4 as a result of such increase in the Maximum Commitment Amount.
2.18Bid Loans.
2.18.1General. Subject to the terms and conditions set forth herein, each Lender agrees that Borrower may from time to time request the Lenders to submit offers to make loans (each such loan, a “Bid Loan”) to Borrower prior to the Maturity Date pursuant to this Section 2.18; provided, however, that after giving effect to any Bid Borrowing, (i) the Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations shall not exceed the Availability, and (ii) the aggregate Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than seven (7) different Interest Periods in effect with respect to Bid Loans at any time.
2.18.2Requesting Competitive Bids. Borrower may request the submission of Competitive Bids by delivering a Bid Request to Administrative Agent not later than 1:00 p.m., (a) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Bid Loans or SOFR Margin Bid Loans that are Daily Simple SOFR Rate Loans, or (b) four Business Days prior to the requested date of any Bid Borrowing that is to consist of SOFR Margin Bid Loans that are Term SOFR Rate Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, and (iv) if applicable, the duration of the Interest Period with respect thereto (which may be one, three or six months), and shall be signed by a Responsible Officer of Borrower. No Bid Request shall contain a request for (A) more than one Type of Bid Loan or (B) Bid Loans having more than three different Interest Periods. Unless Administrative Agent otherwise agrees in its sole and absolute discretion, Borrower may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.
2.18.3Submitting Competitive Bids.
(a)Administrative Agent shall promptly notify each Lender of each Bid Request received by it from Borrower and the contents of such Bid Request.
(b)Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to Administrative Agent not later than 10:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Bid Loans or SOFR Margin Bid Loans which are Daily Simple SOFR Rate Loans. and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of SOFR Margin Bid Loans which are Term SOFR Rate Loans; provided, however, that any Competitive Bid submitted by PNC

Bank in its capacity as a Lender in response to any Bid Request must be submitted to Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of SOFR Margin Bid Loans, the SOFR Bid Margin with respect to each such SOFR Margin Bid Loan and if applicable, the Interest Period applicable thereto; and (E) the identity of the bidding Lender.
(c)Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in Section 2.18.3(b), (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.
(d)Subject only to the provisions of Sections 3.2, 3.5 and 5.2(a) through (d) and clause (c) above, each Competitive Bid shall be irrevocable.
2.18.4Notice to Borrower of Competitive Bids. Not later than 12:00 p.m. on the requested date of any Bid Borrowing that is to consist of Absolute Rate Bid Loans or SOFR Margin Bid Loans which are Daily Simple SOFR Loans, or three Business Days prior to the requested date of any Bid Borrowing that is to consist of SOFR Margin Bid Loans which are Term SOFR Rate Loans, Administrative Agent shall notify Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.18.3 and of the terms of the offers contained in each such Competitive Bid.
2.18.5Acceptance of Competitive Bids. Not later than 12:30 p.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Bid Loans or SOFR Margin Bid Loans which are Daily Simple SOFR Rate Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of SOFR Margin Bid Loans which are Term SOFR Rate Loans, Borrower shall notify Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.18.4. Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted, if applicable. Borrower may accept any Competitive Bid in whole or in part; provided that:

(a)the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;
(b)the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;
(c)the acceptance of offers may be made only on the basis of ascending Absolute Rates or SOFR Bid Margins within each Interest Period (as applicable); and
(d)Borrower may not accept any offer that is described in Section 2.18.3(c) or that otherwise fails to comply with the requirements hereof.
2.18.6Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or SOFR Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or SOFR Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.18.5(c)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by Borrower, Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.
2.18.7Notice to Lenders of Acceptance or Rejection of Bids. Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by Borrower by the applicable time specified in Section 2.18.5 shall be deemed rejected.
2.18.8Notice of SOFR Rate. If any Bid Borrowing is to consist of SOFR Margin Bid Loans, Administrative Agent shall determine the Adjusted Term SOFR Rate for the relevant Interest Period or the Adjusted Daily Simple SOFR Rate (as the case may be), and promptly after making such determination, shall notify Borrower and the Lenders that will be participating in such Bid Borrowing of such Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR Rate (as the case may be).
2.18.9Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.18.7 that all or a portion of its Competitive Bid has been accepted by Borrower shall make the amount of its Bid Loan(s) available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 5.2(a) through (d), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent.
2.18.10 Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.18, Administrative Agent shall notify each Lender that submitted a Competitive

Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.
2.19Benchmark Replacement Setting.
2.19.1Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an interest rate hedge shall be deemed not to be a “Loan Document” for purposes of this Section), if a Benchmark Transition Event has occurred, Administrative Agent and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event shall become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date Administrative Agent posted such proposed amendment to all affected Lenders and Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.
2.19.2Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes from time to time in consultation with Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
2.19.3Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below and (E) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.
2.19.4Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
2.19.5Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a Loan bearing interest based on the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, conversion to or continuation of Loans bearing interest based on the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Reference Rate. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Reference Rate.
3.TAXES, YIELD PROTECTION AND ILLEGALITY.
3.1Taxes.
3.1.1Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
3.1.2Payment of Other Taxes by Borrower. Without limiting the provisions of Section 3.1.1 above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
3.1.3Indemnification by Borrower. Borrower shall indemnify Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant

Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the L/C Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
3.1.4Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
3.1.5Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to Borrower (with a copy to Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN or IRS Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or IRS Form W-8BEN-E, or (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower to determine the withholding or deduction required to be made. If a payment made to a Foreign Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA, if such Foreign Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Foreign Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Foreign Lender has complied with such Foreign Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
3.1.6Treatment of Certain Refunds. If Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 3.1 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent, such Lender or the L/C Issuer in the event Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.
3.2Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund SOFR Loans, or to determine or charge interest rates based upon the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, then, on notice thereof by such Lender to Borrower through Administrative Agent (a “SOFR Suspension Notice”), any obligation of such Lender to make or continue SOFR Committed Loans or to convert Reference Rate Committed Loans to SOFR Committed Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such SOFR Suspension Notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), repay, prepay or, if applicable, convert all SOFR Loans of such Lender to Reference Rate Committed Loans, either on the last day of the applicable Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted. Delivery of a SOFR Suspension Notice shall not affect the obligation of any other Lender to make, maintain and fund SOFR Loans under the terms of this Agreement, unless such other Lender also delivers a SOFR Suspension Notice under this Section 3.2.
3.3Increased Costs.
3.3.1Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate) or the L/C Issuer; (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any SOFR Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or (iii) impose on any Lender or the L/C Issuer any other condition, cost or expense affecting this Agreement or the Term SOFR Rate Loans or Daily Simple SOFR Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term SOFR Rate Loan or Daily Simple SOFR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided, however, that such Lender’s or the LC Issuer’s determination of any such amounts assessed against Borrower shall be consistent with the determination of amounts assessed against other borrowers that are similarly situated to Borrower.
3.3.2Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered; provided, however, that such Lender’s or LC Issuer’s determination of any such amounts assessed against Borrower shall be consistent with the determination of amounts assessed against other borrowers that are similarly situated to Borrower.
3.3.3Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3 for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrower in writing of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.4Funding Losses. Borrower agrees to pay to Administrative Agent, from time to time, for the account of the Lenders, any amount that would be necessary to reimburse the Lenders for, and to hold the Lenders harmless from, any loss or expense which the Lenders may reasonably sustain or incur as a consequence of:
(a)the failure of Borrower to make any required payment or prepayment of principal of any Term SOFR Rate Loan (including payments made after any acceleration thereof);
(b)the failure of Borrower to borrow, continue or convert a Committed Loan after Borrower has given a Notice of Committed Borrowing or Conversion/Continuation;
(c)the failure of Borrower to make any prepayment after Borrower has given a notice in accordance with Section 2.8.1;
(d)the prepayment (including pursuant to Section 2.8.2) of a Term SOFR Rate Loan on a day which is not the last day of the Interest Period with respect thereto;
(e)the conversion pursuant to Section 2.6 of any Term SOFR Rate Loan to a Reference Rate Committed Loan on a day that is not the last day of the respective Interest Period; or
(f)any assignment of a Term SOFR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any such loss or expense arising from the liquidation or reemployment of funds obtained to maintain the Term SOFR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by Borrower to Administrative Agent, for the account of Lenders, under this Section 3.4, each Term SOFR Rate Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the rate of interest used to determine such Term SOFR Rate Loan by a matching deposit or other borrowing in a comparable market for a comparable amount and for a comparable period, whether or not such Term SOFR Rate Loan is in fact so funded.
3.5Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a SOFR Committed Loan or a conversion to or continuation thereof that (a) adequate and reasonable means do not exist for determining the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate for any requested Interest Period (if applicable) with respect to a proposed SOFR Committed Loan, or (c) the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate for any requested Interest Period (if applicable) with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain SOFR Committed Loans shall be suspended until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Committed Borrowing of, conversion to or continuation of SOFR Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Reference Rate Committed Loans in the amount specified therein.
3.6Certificate of Lender. Any Lender or the L/C Issuer if claiming reimbursement or compensation pursuant to this Article 3, shall deliver to Borrower through Administrative Agent a certificate setting forth in reasonable detail the amount payable to such Lender or the L/C Issuer, or its holding company, as the case may be, hereunder, and such certificate shall be conclusive absent manifest error. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
3.7Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.3, or Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.3, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.3, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, Borrower may replace such Lender in accordance with Section 10.13.
3.8Survival. The agreements and obligations of Borrower in this Article 3 shall survive the payment and performance of all other Obligations for a period of four (4) years after the Maturity Date.
4.Reserved.
5.CONDITIONS TO DISBURSEMENTS.
5.1Conditions to Initial Loans. The obligation of the Lenders to make the initial Loan after the Closing Date is subject to the satisfaction of all of the following conditions precedent:

5.1.1Deliveries to Administrative Agent. Administrative Agent shall have received each of the following items, in form and substance satisfactory to Administrative Agent and the Lenders:
(a)Loan Documents. This Agreement, each Note (including each Revolving Note, the Swing Line Note and each Bid Note) for each Lender requesting a Note hereunder, the Guaranty and each other document the Required Lenders may reasonably require, executed and acknowledged as appropriate;
(b)Authorizations. Evidence that the execution, delivery and performance by Borrower and Guarantor, as the case may be, of this Agreement and the other Loan Documents have been duly authorized, executed and delivered by Responsible Officers of Borrower and/or Guarantor, including, without limitation, authorizing resolutions and incumbency certificates for such Responsible Officers;
(c)Governing Documents. Copies of Borrower’s current partnership agreement and certificate of limited partnership and any amendments and modifications thereto, and Guarantor’s articles of incorporation and any amendments and modifications thereto;
(d)Good Standing. If required by Administrative Agent, Certificates of Good Standing for Borrower and Guarantor from their respective states of organization and from any other state in which Borrower and Guarantor is required to qualify to conduct its business;
(e)Legal Opinions. A written opinion of Borrower’s legal counsel and a written opinion of Guarantor’s legal counsel, each covering such matters as Administrative Agent may reasonably require. The legal counsel and the terms of the opinion must be reasonably acceptable to Administrative Agent;
(f)Insurance. If required by Administrative Agent, evidence of any insurance coverage required by Section 6.1.3 of this Agreement;
(g)Certificate Regarding No Default or Material Adverse Effect. A certificate of Borrower’s Responsible Officer, dated the Closing Date, certifying that (i) the representations and warranties contained in Article 7 are true and correct on and as of such date, as though made on and as of such date; (ii) the calculation of the Availability as of the Closing Date is true and correct on and as of such date; (iii) no Default or Event of Defaults exists or would result from the extensions of credit advanced on the Closing Date; and (iv) no Material Adverse Effect has occurred since March 31, 2025, and Guarantor’s senior unsecured debt rating has not changed since March 31, 2025;
(h)Property Information. Evidence of the insurance required under Section 6.1.3.
(i)Other Items. Any other items that Administrative Agent reasonably requires.
Without limiting the generality of the provisions of Section 9.4, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
5.1.2Payment of Fees. Borrower shall have paid to Administrative Agent, for its own account or for the account of the Lenders, as applicable, the fees set forth in the Fee Letter that are due on or before the Closing Date.
5.1.3Payment of Expenses. Payment of the expenses of preparing this Agreement and the other Loan Documents, including reasonable attorneys’ fees and costs and any and all other fees due from Borrower to Administrative Agent.
5.2Conditions of all Borrowings and Letters of Credit. The obligation of the Lenders to make any Loan or of the L/C Issuer to issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent on the relevant borrowing date:
(a)Administrative Agent shall have received a Notice of Committed Borrowing or Conversion/Continuation requesting an extension of credit or Borrower shall have submitted a Bid Request pursuant to Section 2.18;
(b)The requested extension of credit shall not cause the aggregate Outstanding Amount of all Loans and the Outstanding Amount of all L/C Obligations to exceed the Availability at such time (and if the requested extension of credit is for a Swing Loan, such requested extension shall not cause the aggregate principal amount of all then outstanding Swing Loans to exceed either of the limitations contained in Sections 2.2.1(b) and, if the request is for a Bid Loan, shall not cause the aggregate outstanding principal amount of Bid Loans to exceed the Bid Loan Sublimit at such time);
(c)The representations and warranties of Borrower set forth in Article 7 of this Agreement (other than the representation contained in the last sentence of Section 7.6) shall be true and correct in all material respects on and as of the date of such Borrowing with the same force and effect as if made on and as of such date;
(d)No Default or Event of Default shall exist or result from such Borrowing; and
(e)If Borrower has requested issuance of a Letter of Credit, Administrative Agent shall have received a Letter of Credit Application signed by the account party (and Borrower, if Borrower is not the account party), and the Fronting Fee for such Letter of Credit described in Section 2.11.2.
5.3Transitional Arrangements.
(a)Effective on the Closing Date, without the necessity of further action by any party: (i) the outstanding principal amount of the “Loans” (as defined in the Original Credit Agreement) owed to the Lenders under the Original Credit Agreement shall be converted and continued as Committed Loans, as if made by the Lenders pursuant to this Agreement; and (ii) each outstanding “Letter of Credit” (as defined in the Original Credit Agreement) shall continue in full force and effect as a Letter of Credit issued under this Agreement for so long as such Letter of Credit remains outstanding or any draft thereunder has not been reimbursed, and all “L/C Advances” (as defined in the Original Credit Agreement) shall be entitled to the security and subject to the provisions set forth in this Agreement. Each Lender agrees to participate in all such Letters of Credit in accordance with the terms of this Agreement as if each such Letter of Credit were issued hereunder. Upon the Closing Date, each Lender whose Pro Rata Share of the combined Commitments of all of the Lenders has increased (as evidenced by the difference for such Lender between its Pro Rata Share reflected in the Original Credit Agreement and its Pro Rata Share reflected in this Agreement) shall pay to Administrative Agent, for distribution to the Lenders whose Pro Rata Shares of the combined Commitments of all of the Lenders has decreased pursuant to this Agreement, an amount equal to the product of the increase in such Lender’s Pro Rata Share (expressed as a decimal) multiplied by the aggregate outstanding principal amount of the Committed Loans on the date of determination.

(b)Except as otherwise provided in this Agreement, the Original Credit Agreement and the promissory notes issued thereunder shall be superseded by this Agreement, the replacement Notes issued hereunder and the other Loan Documents and shall be of no further force or effect and such promissory notes issued under the Original Credit Agreement shall be surrendered by the Lenders under the Original Credit Agreement to Administrative Agent, marked cancelled and returned to Borrower. As of the Closing Date, (i) Guarantor shall execute and deliver a replacement Guaranty for the original Guaranty signed by Guarantor in connection with the Original Credit Agreement (in substantially the same form as such original Guaranty) and (ii) upon Administrative Agent’s receipt of such executed original Guaranty on the Closing Date, the original Guaranty shall terminate and be of no further force and effect.
(c)All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the Original Credit Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on such date in accordance with the method specified in the Original Credit Agreement, as if it were still in effect.
(d)All of the terms, conditions, provisions and covenants in the other Loan Documents shall remain unaltered and in full force and effect, except as modified by this Agreement, and are hereby ratified and confirmed. To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in any other Loan Document, the terms and provisions hereof shall control.
6.COVENANTS OF BORROWER. Borrower promises to keep each of the following covenants:
6.1Specific Affirmative Covenants.
6.1.1Compliance with Law. Guarantor shall comply with all existing and future laws, regulations, orders and requirements of, and all agreements with and commitments to, all Governmental Authorities having jurisdiction over Guarantor or Guarantor’s business.

Notwithstanding any contrary provision in this Section, Guarantor shall have a right to contest all existing and future Requirements of Law before complying therewith. Borrower shall, and shall cause its subsidiaries to, as applicable, comply with all existing and future laws (including Environmental Laws), regulations, orders, building restrictions and requirements of, and all agreements with and commitments to, all Governmental Authorities having jurisdiction over Borrower or Borrower’s business or such subsidiary or such subsidiary’s business, as applicable, including those pertaining to the construction, sale, leasing or financing of any Unencumbered Property or the environmental condition of any Unencumbered Property, and with all recorded covenants and restrictions affecting any Unencumbered Property (all collectively, the “Requirements”). Notwithstanding any contrary provision in this Section, (i) Borrower and each applicable subsidiary of Borrower shall have a right to contest all existing and future Requirements of Law (other than those relating to Environmental Laws) before complying therewith, and (ii) Borrower and each such subsidiary shall have a right to contest all existing and future Requirements relating to Environmental Laws for one year, before complying therewith, provide that no Unencumbered Property is in danger of being lost or forfeited.
6.1.2Reserved.
6.1.3Insurance. Borrower shall, or shall cause the applicable subsidiaries of Borrower to, maintain the following insurance:
(a)Special Form property damage insurance in non-reporting form on each of its Unencumbered Properties, with a policy limit in an amount not less than the full insurable value of the improvements located on such property on a replacement cost basis, including tenant improvements, if any, with a deductible amount, if any, reasonably satisfactory to Administrative Agent, which insurance shall cover such risks as are ordinarily insured against by similar businesses. The policy shall include a business interruption (or rent loss, if more appropriate) endorsement in the amount of six months’ principal and interest payments, taxes and insurance premiums, and any other endorsements reasonably required by Administrative Agent. In addition, with respect to any Unencumbered Development Property, builder’s risk insurance of a type and in an amount customarily carried in the case of similar construction in similar locations. Notwithstanding the foregoing, earthquake insurance with respect to any Unencumbered Property shall not be required unless (i) institutional lenders generally require earthquake insurance for similar types of multifamily real property in the geographic location where such Unencumbered Property is located, and (ii) such insurance is generally available at commercially reasonable rates.
(b)Comprehensive General Liability coverage with such limits as Administrative Agent may reasonably require. Coverage shall be written on an occurrence basis, not claims made, and shall cover liability for personal injury, death, bodily injury and damage to property, products and completed operations.
(c)Workers’ compensation insurance for all employees of Borrower and each subsidiary in such amount as is required by law and including employer’s liability insurance, if required by Administrative Agent.

All policies of insurance required by Administrative Agent must be issued by companies reasonably approved by Administrative Agent and otherwise be reasonably acceptable to Administrative Agent as to amount, forms, risk coverages and deductibles. In addition, each policy (except workers’ compensation) must provide Administrative Agent at least 30 days’ prior notice of cancellation, non-renewal or modification. If Borrower or the applicable subsidiary of Borrower fails to keep any such coverage in effect while any Commitment is outstanding, Administrative Agent may procure the coverage at Borrower’s expense. Borrower shall reimburse Administrative Agent, on demand, for all premiums advanced by Administrative Agent or Lenders, which advances shall be considered to be additional loans to Borrower hereunder at the Default Rate applicable to Reference Rate Committed Loans. Neither Administrative Agent nor any Lender shall, because of accepting, reasonably disapproving, approving or obtaining insurance, incur any liability for (i) the existence, nonexistence, form or legal sufficiency thereof, (ii) the solvency of any insurer, or (iii) the payment of losses.
6.1.4Preservation of Rights. Borrower shall, and shall cause the applicable subsidiary of Borrower to, obtain and preserve all rights, privileges and franchises necessary or desirable for the operation of each Unencumbered Property owned by Borrower or such subsidiary of Borrower. Borrower and Guarantor shall also obtain and preserve, and shall cause their respective applicable subsidiaries to obtain and preserve, all rights, privileges and franchises necessary or desirable for the conduct of Borrower’s, Guarantor’s and such subsidiaries’ business. Borrower shall, and shall cause its applicable subsidiary to, maintain any Unencumbered Property owned by it in good condition. Borrower shall, and shall cause its applicable subsidiary to, at Borrower’s or such subsidiary’s sole cost and expense, follow all recommendations in any asbestos survey conducted by an expert selected by Borrower or such subsidiary and approved by Administrative Agent with respect to any Unencumbered Property owned by Borrower or such subsidiary regarding safety conditions for, and maintenance of, any asbestos containing materials, including any recommendation to institute an O&M Plan.
6.1.5Taxes. Borrower and Guarantor shall make, and shall cause their respective applicable subsidiaries to make, timely payments of all local, state and federal taxes; provided, however, that none of Borrower, Guarantor or any such subsidiary need pay any such taxes (a) that it is contesting in good faith and by appropriate proceedings that were promptly commenced and are being diligently pursued, and (b) for which Borrower, Guarantor or such subsidiary, as applicable, has created an appropriate reserve or other provision as required by GAAP, and no material property of Borrower, Guarantor or such subsidiary is in imminent danger of being lost or forfeited.
6.1.6Certificate of Beneficial Ownership and Other Additional Information. If Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then Borrower shall provide to Administrative Agent and the Lenders: (i) promptly upon such qualification, a Certificate of Beneficial Ownership in form and substance acceptable to Administrative Agent and the Lenders and thereafter from time to time confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to Administrative Agent and the Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Administrative Agent and the Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Administrative Agent or any

Lender from time to time for purposes of compliance by Administrative Agent or such Lender with applicable laws (including without limitation the Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Administrative Agent or such Lender to comply therewith.
6.1.7Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws. Each of the Loan Parties covenants and agrees that it shall: (a) immediately notify Administrative Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event; and (b) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity, and its directors and officers, and any employee, agent or affiliate acting on behalf of such Covered Entity in connection with this Agreement.
6.2Payment of Expenses.
(a)Borrower shall pay or reimburse Administrative Agent, within fifteen days after demand, for (i) the costs of electronic distribution services (such as SyndTrak or IntraLinks) incurred in connection with the closing and administration of the transactions contemplated by the Loan Documents (which costs with respect to administration are expected to be approximately $2,500 per year and which shall in no event exceed $5,000 per year); and (ii) costs, expenses and other amounts described in Section 10.4(a) hereof. Such costs and expenses shall include fees for due diligence and environmental services (including only those services performed by Administrative Agent or Lender employees and the cost of those services that Administrative Agent or any Lender incurs because it believes that such services are required), electronic distribution service charges, legal fees and expenses of counsel, counsel’s travel expenses associated with any syndication, lender meetings or other conferences and any other reasonable fees and costs for services, regardless of whether such services are furnished by Administrative Agent’s or any Lender’s employees or by independent contractors.
(b)Borrower shall pay or reimburse Administrative Agent for the benefit of each Lender within fifteen (15) days after demand for all costs and expenses, including all electronic distribution service, legal, audit and review fees and expenses (including the allocated cost of such services by Administrative Agent’s employees) incurred by Administrative Agent in connection with the enforcement or preservation of any rights or remedies under any Loan Document with respect to a Default or an Event of Default (including any “workout” or restructuring of the Loans, and any bankruptcy, insolvency or other similar proceeding, judicial proceeding or arbitration).
Borrower acknowledges that none of the fees described in Section 2.11 include amounts payable by Borrower under this Section 6.2. All such sums incurred by Administrative Agent or any Lender and not immediately reimbursed by Borrower within fifteen (15) days of written notice by Administrative Agent shall be considered an additional loan to Borrower hereunder at the Default Rate applicable to Reference Rate Committed Loans. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

6.3Financial and Other Information; Certification. Borrower shall provide to Administrative Agent the following financial information and statements for Guarantor and its consolidated subsidiaries prepared on a consolidated basis:
(a)Within 90 days after each fiscal year end, the annual audited consolidated financial statements of Guarantor prepared in accordance with GAAP, and accompanied by the opinion of KPMG LLP or another nationally recognized Certified Public Accountant stating that such consolidated financial statements present fairly the financial positions of Guarantor for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and are not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
(b)Within 45 days after the end of each of the first three fiscal quarters, quarterly unaudited financial statements of Guarantor, including cash flow statements, certified by a Responsible Officer of Guarantor, and (to the extent appropriate), be prepared on a consolidated basis according to GAAP.
(c)Reserved.
(d)If requested by Administrative Agent, copies of Borrower’s and Guarantor’s federal income tax return (with all schedule K-l’s attached), within fifteen days of filing, and, if requested by Administrative Agent, copies of any extensions of the filing date, certified by an appropriate Responsible Officer as being complete and correct in all material respects.
(e)Copies of Guarantor’s Form 10-K Annual Report within 90 days of its fiscal year end.
(f)Copies of Guarantor’s Form 10-Q Quarterly Report within 45 days after the end of each calendar quarter except fiscal year end and copies of all statements, reports and notices sent or made available generally by Borrower or Guarantor to their respective security holders at the time they are so sent or made available, any financial statements contained therein to be certified by the chief financial officer of Borrower, and (to the extent appropriate) to be prepared on a consolidated basis according to GAAP and to include Borrower and Guarantor.
(g)Within 60 days of the end of each of the first three fiscal quarters and in addition within 90 days of the end of each fiscal year, a Compliance Certificate of Borrower signed and certified by an authorized financial officer of Borrower (i) setting forth the information and computations (in sufficient detail) to determine the Gross Asset Value, the Total Liabilities, the Unsecured Debt, the Secured Debt, the Unencumbered Stabilized Asset Property Value, the Unencumbered Development Property Value, the Unencumbered Asset Value, the EBITDA, the Fixed Charges, and to establish that Borrower is in compliance with all financial covenants set forth in this Agreement at the end of the period covered by the financial statements then being furnished, (ii) stating specifically that the Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations is less than or equal to the Availability, and (iii) setting forth whether there existed as of the date of the most recent financial statements of Guarantor and its consolidated subsidiaries and whether there exists as of the date of the certificate, any

Default or Event of Default under this Agreement and, if any such Default or Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.
(h)Reserved.
(i)Reserved.
(j)Any other financial or other information concerning the affairs and properties of Borrower, Guarantor and any subsidiary of Borrower or Guarantor as Administrative Agent may reasonably request, to be furnished promptly upon such request.
Documents required to be delivered pursuant to Section 6.3(f) or (g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at its website address set forth on the signature page hereof (or such other website address as notified to Administrative Agent and the Lenders); or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (A) upon request by Administrative Agent, Borrower shall deliver paper copies of such documents to Administrative Agent until a written request to cease delivering paper copies is given by Administrative Agent, and (B) Borrower shall notify (which may be by facsimile or electronic mail) Administrative Agent of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding the foregoing in every instance Borrower shall be required to provide paper copies of the Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for maintaining its copies of such documents.
Each of Borrower and, by its execution of its consent hereto, Guarantor hereby acknowledges that (a) Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Borrower, Guarantor or any subsidiary of Borrower or Guarantor hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on SyndTrak or IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower, Guarantor, any subsidiary of Borrower or Guarantor or their securities) (each, a “Public Lender”). Each of Borrower and, by its execution of its consent hereto, Guarantor, agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower, Guarantor and each subsidiary of Borrower or Guarantor shall be deemed to have authorized Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower, Guarantor, any subsidiary of Borrower or Guarantor or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.6); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, neither Borrower nor Guarantor shall be under any obligation to mark any Borrower Materials “PUBLIC.”
6.4Notices. Borrower shall promptly notify Administrative Agent in writing of any knowledge that any officer of Borrower or Guarantor has of:
(a)any litigation affecting Borrower, Guarantor, any Unencumbered Property, and/or any subsidiary or affiliate of Borrower or Guarantor that directly owns any Unencumbered Property or any development property or whose financial results are consolidated with those of Borrower or Guarantor for reporting purposes, in each case where the aggregate amount at risk or at issue (including litigation costs and attorneys’ fees and expenses, but excluding claims which, in Administrative Agent’s reasonable judgment, are expected to be covered by insurance) exceeds: (l) in the case of litigation affecting an Unencumbered Property, an aggregate amount of $10,000,000, or (2) in the case of litigation affecting Borrower, Guarantor or any such subsidiary or affiliate of Borrower or Guarantor, an aggregate amount of $50,000,000;
(b)any written notice from any Governmental Authority having jurisdiction thereover that any property or Borrower’s or Guarantor’s business fails in any material respect to comply with any applicable Law (including any Environmental Law), regulation or court order, where the failure to comply could have a material adverse effect on Borrower or Guarantor;
(c)any material adverse change in the physical condition of any Unencumbered Property or Borrower’s or Guarantor’s financial condition or operations, or any other circumstance that materially adversely affects Borrower’s or any subsidiary of Borrower’s intended use of any Unencumbered Property or Borrower’s ability to repay the Loan;
(d)(i) any Default or Event of Default and any failure to comply with this Agreement or any other Loan Document or (ii) any failure to comply with any other material agreement to which Borrower or Guarantor or any consolidated subsidiary of Borrower is a party, including, but not limited to, any loan documentation relating to Indebtedness of Borrower, Guarantor or any such consolidated subsidiary of Borrower, where such noncompliance has a material adverse effect on the ability of Borrower, Guarantor or such consolidated subsidiary of Borrower to perform their respective obligations under the terms of the Loan Documents;
(e)any change in Borrower’s or Guarantor’s name, legal structure, jurisdiction of formation, place of business to a state other than the State of California, or chief executive office to a state other than the State of California if Borrower or Guarantor has more than one place of business;

(f)any actual or threatened condemnation of any portion of any Unencumbered Property given in writing to Borrower or any subsidiary of Borrower, as the case may be, by any Governmental Authority, or any loss of or substantial damage to any Unencumbered Property;
(g)any notice of any cancellation, alteration or non-renewal of any insurance coverage maintained with respect to any Unencumbered Property;
(h)any written notice received by Borrower from any Governmental Authority that any Unencumbered Property, or any use activity, operation or maintenance thereof or thereon, is not in compliance with any Law, including any Environmental Laws, and including notice of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any subsidiary of Borrower which owns any Unencumbered Property or any of their respective Unencumbered Properties pursuant to any applicable Environmental Laws, and (ii) any environmental or similar condition on any real property adjoining or in the vicinity of any Unencumbered Property of Borrower or any Subsidiary of Borrower that could reasonably be anticipated to cause the applicable Unencumbered Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Unencumbered Property under any Environmental Laws; or
(i)    any announcement by any of Moody’s, S&P and/or Fitch, if such rating agency has provided a rating on Guarantor’s senior unsecured long term debt, regarding a change or possible change in such rating of Guarantor’s senior unsecured long term debt.
6.5Negative Covenants.
6.5.1Limitations on Certain Activities. Without the prior written consent of the Required Lenders (or Administrative Agent at the request of the Required Lenders), which consent shall not be unreasonably withheld or delayed:
(1)other than in the ordinary course of Borrower’s business, Borrower shall not lease all or a substantial part of Borrower’s business or Borrower’s assets;
(2)neither Borrower nor Guarantor shall enter into or invest in any consolidation, merger, pool, syndicate or other combination unless Borrower or Guarantor, as applicable, is the surviving entity and control of Borrower does not change;
(3)the legal structure of Borrower shall not change from a limited partnership that is an operating partnership whose sole general partner is Guarantor, the legal structure of Guarantor shall not change from a publicly traded real estate investment trust under the provisions of Internal Revenue Code Sections 856 and 857, and the legal structure of Borrower and Guarantor shall not change from a so-called up-REIT;
(4)Borrower’s or Guarantor’s jurisdiction of formation, place of business, or chief executive office (if Borrower or Guarantor has more than one place of business) shall not change except upon 30 days’ prior written notice to Administrative Agent;

(5)Borrower’s general partner shall not change from Guarantor; and
(6)Reserved.
6.5.2Material Changes. Borrower and Guarantor shall not in any case (including by any LLC Division):
(1)liquidate or dissolve Borrower’s or Guarantor’s business; or
(2)dispose of all or substantially all of Borrower’s or Guarantor’s business or of Borrower’s or Guarantor’s assets.
6.6Type of Business; Development Covenants. Borrower shall own, manage, finance, lease and/or operate as an owner, developer and/or asset manager multifamily residential properties, and all of Borrower’s other business activities and investments shall be incidental thereto, with the exception of the investments described in clause (d) below. Guarantor and its consolidated subsidiaries shall not own at any time, on a consolidated basis, and without duplication:
(a)entitled and unentitled land,
(b)development properties,
(c)Joint Venture Investments, and
(d)real estate assets (other than multifamily residential properties), or investments in, or loans to, companies that own and/or develop real estate (other than multifamily residential properties), the value of which exceeds the following (the “Development Limits”): in the aggregate for all assets described in clauses (a)-(d) above, 35% of Gross Asset Value, or in the aggregate for the assets described in clause (a) above, 10% of Gross Asset Value, or in the aggregate for the assets described in clause (b) above, 25% of Gross Asset Value. Notwithstanding anything to the contrary herein, in the event any of the Development Limits are exceeded at any time, such failure to comply with the Development Limits requirements shall not constitute a Default or Event of Default hereunder but any such excess value shall not be included in the calculation of Gross Asset Value hereunder.
For the purpose of calculating the value for assets in clauses (a) and (b) above, projects that have not yet attained a stabilized occupancy (which, for this purpose only, shall be 90% occupancy) shall be valued at the book value of the project (multiplied, if such project is owned by a Joint Venture, by Borrower’s Capital Interest in such Joint Venture). Projects that attain 90% occupancy shall no longer be considered for the purpose of calculating the Development Limits contained in this Section 6.6.
6.7Performance of Acts. Upon request by Administrative Agent, Borrower and Guarantor shall perform all acts required of them which may be reasonably necessary or advisable to carry out the intent of the Loan Documents.

6.8Keeping Guarantor Informed. Borrower shall keep Guarantor (and any other Person giving a guaranty to Administrative Agent and Lenders with regard to the Loans), in its capacity as a guarantor, informed of Borrower’s financial condition and business operations and all other circumstances that may affect Borrower’s ability to pay or perform its obligations under the Loan Documents. In addition, Borrower shall deliver to Guarantor and any other guarantor all of the financial information required to be furnished to Administrative Agent hereunder.
6.9Maximum Total Liabilities to Gross Asset Value. Total Liabilities at the end of each calendar quarter shall not exceed 60% of Gross Asset Value at such time; provided, however, Total Liabilities may exceed 60%, so long as for acquisition purposes it does not exceed more than 65%, during any four (4) consecutive calendar quarters. For the purposes of this covenant, (i) Total Liabilities shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation, and (y) Unrestricted Cash and Cash Equivalents and (ii) Gross Asset Value shall be adjusted by deducting therefrom the amount by which Indebtedness is adjusted under clause (i).
6.10Certain Debt Limitations. (a) The Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations shall not exceed the Availability at any time; and (b) the amount of Secured Debt at the end of each calendar quarter shall not exceed 40% of the Gross Asset Value at such time.
6.11Fixed Charge Coverage Ratio. The ratio determined at the end of each calendar quarter of (a) EBITDA for the four consecutive calendar quarter period ending on such determination date divided by (b) the amount of Fixed Charges for such four calendar quarter period shall not be less than 1.50:1.0.
6.12Maximum Unsecured Debt Leverage Ratio. The ratio determined at the end of each calendar quarter of (a) the Unencumbered Asset Value for the four consecutive calendar quarter period ending on such date divided by (b) the amount of Unsecured Debt for such four calendar quarter period shall not be less than 1.50:1.0.
6.13Maximum Quarterly Dividends. During the continuance of any Event of Default, aggregate distributions shall not exceed the minimum amount that Guarantor must distribute to its shareholders in order to qualify as a real estate investment trust under the provisions of Internal Revenue Code Sections 856 and 857.
6.14Negative Pledge; Limitations on Affiliate Indebtedness.
(a)Borrower shall not, nor permit its subsidiaries to, create, assume, or allow any Lien (including any judicial lien) on any Unencumbered Property, and neither Borrower nor Guarantor shall create, assume or allow any Lien (including any judicial lien) on Borrower’s or Guarantor’s direct or indirect ownership interests in any of their respective subsidiaries, except for Permitted Liens; it being understood and agreed by Borrower, Guarantor (as a signatory hereto in its capacity as the general partner of Borrower), and the other parties hereto that nothing contained in this Section 6.14 shall be deemed or construed to prohibit Borrower and Guarantor from delivering from time to time a negative pledge covenant substantially in the form contained in this Section 6.14 under and pursuant to a third party credit agreement (including any institutional private placement note agreement) or notes issued at any time in a Rule 144A, Regulation S or public offering or exchange of such notes to the institutional creditor or creditors party to any such third party credit agreement (including any such private placement note agreement) or holders of such notes.
(b)Borrower shall not, and shall not permit any of its subsidiaries to, create, assume or allow any negative pledge agreement in favor of any other Person affecting or relating to any Unencumbered Property, other than a negative pledge agreement as contemplated by Section 6.14(a) under and pursuant to a third party credit agreement (including any third party private placement note agreement) with institutional investors or under and pursuant to notes issued at any time in a Rule 144A, Regulation S or public offering or exchange of such notes. In addition, neither Borrower nor Guarantor shall incur nor permit their respective subsidiaries to incur (in this context, an “Obligor”) any intercompany Indebtedness owing to Borrower, Guarantor, any such subsidiary of Borrower or Guarantor or any other Affiliate (in this context, an “Intercompany Creditor”) other than on fair and reasonable terms substantially as favorable to the Obligor as would be obtainable by the Obligor at the time in a comparable arm’s length transaction with a Person other than the Intercompany Creditor.
(c)Borrower shall have the right to contest (and to cause its applicable subsidiary to contest) in good faith by appropriate legal or administrative proceeding the validity of any prohibited Lien affecting its properties so long as (i) no Event of Default exists and is continuing, (ii) Borrower first deposits (or causes its applicable subsidiary to deposit) with Administrative Agent a bond or other security satisfactory to Administrative Agent in the amount reasonably required by Administrative Agent; (iii) Borrower immediately commences (or causes its applicable subsidiary to immediately commence) its contest of such Lien and continuously pursues the contest in good faith and with due diligence; (iv) foreclosure of the Lien is stayed; and (v) Borrower pays (or causes its applicable subsidiary to pay) any judgment rendered for the Lien claimant or other third party, unless such judgment has been stayed as the result of an appeal, within 30 days after the entry of the judgment. Borrower will (or will cause its applicable subsidiary to) discharge or elect to contest and post an appropriate bond or other security within 30 days of written demand by Administrative Agent.
6.15Change in Ownership of Borrower or Management of the Unencumbered Property. Borrower shall not cause, permit or suffer (a) any change of the general partner of Borrower, or (b) any Change in Control of Guarantor (whether by tender offer for a majority of the outstanding shares of Guarantor, a merger in which Guarantor is not the surviving entity, or otherwise).
6.16Books and Records. Each of Borrower and Guarantor shall maintain (and shall cause each of their respective subsidiaries to maintain) adequate books and records (provided that, with respect to any such subsidiary, such books and records shall mean its income and expense statements).
6.17Audits. Borrower and Guarantor shall allow (and shall cause their respective subsidiaries to allow) Administrative Agent and its agents to inspect its properties and examine, audit and make copies of its books and records at any reasonable time upon reasonable notice to

Borrower. If any of the properties, books or records of Borrower, Guarantor or any of their subsidiaries are in the possession of a third party, Borrower or Guarantor as applicable, shall authorize (and cause their respective applicable subsidiaries to authorize) that third party to permit Administrative Agent or its agents to have access to perform inspections or audits and to respond to Administrative Agent’s requests for information concerning such properties, books and records.
6.18Cooperation. Borrower and Guarantor shall take any action reasonably requested by Administrative Agent to carry out the intent of this Agreement.
6.19ERISA Plans. Borrower shall give prompt written notice to Administrative Agent of the occurrence of any ERISA Event.
6.20Use of Proceeds. Borrower shall use the proceeds of the Loan only for (a) financing for acquisition, development and/or redevelopment of real and personal property, (b) letters of credit, (c) working capital in Borrower’s business, and (d) other purposes permitted by Borrower’s organizational documents as they appear as of the Closing Date.
6.21Use of Proceeds – Ineligible Securities. Borrower shall not use any proceeds of the Loans, directly or indirectly, to purchase or carry, or reduce or retire any loan incurred to purchase or carry, any “Margin Stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.
6.22Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws. Each Loan Party hereby covenants and agrees that until the Maturity Date, the Loan Party will not, and will not permit any its Subsidiaries to: (a) become a Sanctioned Person and it shall take commercially reasonable precautions to confirm that its employees, officers, directors, affiliates and agents acting on its behalf in connection with this Agreement are not a Sanctioned Person; (b) directly or indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; provided, however, it shall not be deemed a breach of this covenant to not do business with a Sanctioned Jurisdiction or Sanctioned Person to the extent Borrower is doing business with a vendor or similar Person as part of Borrower’s ordinary course of business and Borrower did not know such vendor or similar Person was a Sanctioned Person or such jurisdiction was a Sanctioned Jurisdiction; (c) repay the Loans with Blocked Property or funds derived from any unlawful activity; (d) permit any collateral (if any) to become Blocked Property; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Laws of the United States or other applicable jurisdictions including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; or (f) cause any Lender, Administrative Agent any lead arranger, L/C Issuer, underwriter, advisor, investor, or otherwise) to violate any sanctions administered by OFAC or any Anti-Corruption Law, Anti-Money Laundering, or International Trade Laws.

6.23Anti-Corruption Laws. Each Loan Party hereby covenants and agrees that until the Maturity Date, the Loan Party will not permit any of its Subsidiaries to directly or knowingly indirectly use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.
7.Representations and Warranties. When Borrower and Guarantor sign this Agreement, and until Administrative Agent and Lenders are repaid in full, Borrower and Guarantor make the following representations and warranties. Each request for an extension of credit constitutes a renewed representation and warranty.
7.1Organization of Borrower and Guarantor. Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of California. Guarantor is an entity duly organized, validly existing and in good standing under the laws of its state of formation or organization.
7.2Authorization. The execution and compliance with this Agreement and each Loan Document to which Borrower or Guarantor is a party are within such Person’s powers, have been duly authorized, and do not conflict with any of such Person’s organizational or formation papers.
7.3Enforceable Agreement. This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and it and any Loan Document to which it or Guarantor is a party, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as the same may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles.
7.4Good Standing. In each state in which Borrower or Guarantor does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.
7.5No Conflicts. Neither Borrower, Guarantor nor any Unencumbered Property, are in violation of, nor do the terms of this Agreement or any other Loan Document conflict with, any law (including any Environmental Laws), regulation or ordinance, any order of any court or governmental entity, any organizational documents of Borrower or Guarantor, or any covenant or agreement affecting Borrower or Guarantor or any Unencumbered Property, which has a Material Adverse Effect.
7.6Financial Information. All financial information which has been and will be delivered to Administrative Agent, including all information relating to the financial condition of Borrower, Guarantor, and their respective subsidiaries and any Unencumbered Property, did as of its date fairly and accurately represent the financial condition being reported on. All such information was and will be prepared in accordance with GAAP, unless otherwise noted. Since June 30, 2024, there has been no Material Adverse Effect.
7.7Borrower Not a “Foreign Person”. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

7.8Lawsuits. There are no lawsuits, actions, tax claims, investigations, proceedings, or other disputes, pending or threatened, in any court or before any arbitrator or Governmental Authority that purport to affect Borrower, Guarantor, any subsidiaries or Affiliates of Borrower or Guarantor, any Unencumbered Property, or any transaction contemplated by this Agreement or any other Loan Document that will have a Material Adverse Effect or material adverse effect on any transaction contemplated by this Agreement or any other Loan Document.
7.9Permits, Franchises. Borrower and Guarantor each possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.
7.10Other Obligations. Neither Borrower nor Guarantor is in material default (taking into account all applicable cure periods, if any) on any material obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.
7.11Income Tax Returns. Except as otherwise disclosed to Administrative Agent in a writing referring to this Section 7.11, Borrower has no knowledge of any pending assessments or adjustments of the income tax of Borrower or Guarantor in an amount in excess $500,000 for any year, individually or in the aggregate.
7.12No Event of Default. There is no event which is, or with notice or lapse of time or both would be, an Event of Default under this Agreement.
7.13ERISA Plans.
(a)Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.
(b)No Reportable Event has occurred.
(c)No action by Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA.
(d)No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.
7.14Location of Borrower. Borrower’s place of business (or, if Borrower has more than one place of business, its chief executive office) is located at the address listed under Borrower’s signature on this Agreement or at such other place as to which Borrower has notified Administrative Agent in writing.
7.15No Required Third Party/Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with any third party or any

Governmental Authority, is necessary or required in connection with the execution, delivery or performance of this Agreement or any other Loan Document to which Borrower or Guarantor is a party, or the enforcement of any such agreements against Borrower or Guarantor.
7.16Regulated Entities. Neither Borrower nor any Person controlling Borrower is an “Investment Company” within the meaning of the Investment Company Act of 1940; or subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.
7.17Anti-Money Laundering/Anti-Corruption.
7.17.1Anti-Money Laundering. Each Covered Entity, and its directors and officers, and any Affiliate acting on behalf of such Covered Entity or, to Borrower’s knowledge, any employee or agent acting on behalf of such Covered Entity: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of applicable International Trade Laws. No Covered Entity nor any of its directors, officers, Affiliates acting on behalf of such Covered Entity or to the knowledge of Borrower, its agents or employees acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any International Trade Laws, or has received a request for information from any Official Body regarding International Trade Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws.
7.17.2Anti-Corruption. Each Covered Entity, and its directors and officers and Affiliates acting on behalf of such Covered Entity, and to Borrower’s knowledge, any employee or agent acting on behalf of such Covered Entity, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any other Person to secure any improper advantage or to obtain or retain business. No Covered Entity nor any of its directors, officers, Affiliates acting on behalf of such Covered Entity or to the knowledge of Borrower, its agents or employees acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any Anti-Corruption Laws, or has received a request for information from any Official Body regarding Anti-Corruption Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws.

7.18Affected Financial Institution. Neither Borrower nor any of its Affiliates or subsidiaries are an Affected Financial Institution.
7.19Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Administrative Agent and Lenders for Borrower on or prior to the date hereof (if such certification was required to be delivered by Administrative Agent), as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date thereof and as of the date any such update is delivered.
8.DEFAULT AND REMEDIES.
8.1Events of Default. Borrower will be in default under this Agreement upon the occurrence of any one or more of the following events (“Event of Default”):
(a)Borrower fails to make any payment due hereunder, or fails to make any payment demanded by Administrative Agent under any Loan Document, on the earlier of (i) the Maturity Date or (ii) within fifteen days after (x) the date when due or (y) if the payment is unscheduled, the date when payment is demanded by Administrative Agent; or
(b)Borrower fails to perform or observe any term, covenant or agreement contained in (i) any of Sections 6.1.7, 6.13, 6.21, 6.22 and 6.23; or (ii) any of Sections 6.1.3, 6.3, 6.5, 6.14 or 6.17 and does not cure that failure within fifteen days after written notice from Administrative Agent; or (iii) Section 6.4 and does not cure that failure within fifteen days after Borrower’s Knowledge of such failure; or (iv) Section 6.15(a) and (b); or (v) any of Sections 6.9, 6.10, 6.11 or 6.12 and does not cure that failure within 45 days after the end of the fiscal quarter in which such Default arose; or
(c)Borrower fails to comply with any covenant contained in this Agreement other than those referred to in clauses (a) and (b), and does not either cure that failure within 30 days after written notice from Administrative Agent, or, if the default cannot be cured in 30 days, Borrower fails to promptly commence cure (in any event, within ten days after receipt of such notice), and thereafter diligently prosecute such cure to completion, and complete such cure within 90 days after receipt of such notice; or
(d)(i) Borrower, Guarantor or any subsidiary of Borrower or Guarantor institutes or consents to the institution of any Insolvency Proceeding, makes an assignment for the benefit of creditors or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower, Guarantor or any subsidiary of Borrower or Guarantor and the appointment continues undischarged or unstayed for 60 calendar days; (iii) any Insolvency Proceeding relating to Borrower, Guarantor or any subsidiary of Borrower or Guarantor or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; (iv) Borrower, Guarantor or any subsidiary of Borrower or Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (b) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Borrower, Guarantor or any subsidiary of Borrower or Guarantor and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(e)Borrower or Guarantor dissolves or liquidates; or
(f)Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material respect; or
(g)Guarantor breaches or fails to comply with any covenant contained in this Agreement or any other Loan Document applicable to it, other than those defaults included within clause (b) above, and does not cure that failure within 30 days after written notice from Administrative Agent, or, if the default cannot be cured in 30 days, Guarantor fails to promptly commence cure (in any event, within ten days after receipt of such notice), and thereafter diligently prosecute such cure to completion, and complete such cure within 90 days after receipt of such notice; or
(h)A defined event of default occurs under any of the Loan Documents; or
(i)A final non-appealable judgment or order is entered against Borrower, Guarantor or any subsidiary of Borrower or Guarantor that materially adversely affects (i) Borrower’s or such subsidiary’s intended use of one or more of the Unencumbered Properties or (ii) Borrower’s or Guarantor’s ability to repay the Loans; or
(j)Borrower or Guarantor fails, after the expiration of applicable cure periods, if any, to perform any obligation under any other agreement Borrower has with Administrative Agent or any Lender or any Affiliate of Administrative Agent or any Lender; or
(k)Borrower, Guarantor or a subsidiary of Borrower or Guarantor defaults (taking into account applicable notice and cure periods, if any) in connection with any credit such Person has with any holder of Indebtedness of such Person, (i) and such default consists of the failure to make a payment when due on one or more obligations that are recourse to Borrower, Guarantor or a subsidiary of Borrower or Guarantor whose outstanding principal amount exceeds $50,000,000 individually or in the aggregate and such default has not been waived by the holder of such Indebtedness, or (ii) as result of such default, one or more obligations that are recourse to Borrower, Guarantor or a subsidiary of Borrower or Guarantor whose outstanding principal amount exceeds $50,000,000 individually or in the aggregate have been accelerated; or
(l)Reserved.
(m)Guarantor shall no longer qualify as a real estate investment trust under the provisions of Code Sections 856 and 857; or
(n)(i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000; or
(o)Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (unless such Loan Document is replaced in a manner reasonably satisfactory to Administrative Agent); or any of Borrower or Guarantor or a subsidiary of Borrower or Guarantor contests in any manner the validity or enforceability of the remedies of Administrative Agent, the L/C Issuer or any Lender under any Loan Document; or a party to a Loan Document (other than any Lender or Administrative Agent) denies that it has any further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.
Notwithstanding the foregoing, any event or circumstance described in the foregoing clauses (a)-(o) with respect to any subsidiary of Borrower or Guarantor shall not constitute an Event of Default hereunder as long as, each Unencumbered Property owned by such subsidiary is not included in the calculation of the Unencumbered Asset Value hereunder for so long as such event or circumstances continues to exist.
8.2Remedies. If any Event of Default occurs, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:
8.2.1Termination of Commitment to Lend. Declare the Commitment of each Lender and the commitment of the Swing Line Lender to make Loans or Swing Loans, as the case may be, and the commitment of the L/C Issuer to issue Letters of Credit to be terminated, whereupon such commitments shall forthwith be terminated; provided, however, that Administrative Agent and the Lenders shall continue to honor any outstanding Letter of Credit; and
8.2.2Acceleration of Loans. Declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and
8.2.3Security for Letters of Credit. Require that Borrower deposit with Administrative Agent, for the benefit of the Lenders, on demand and as cash security for Borrower’s obligations under the Loan Documents, Cash Collateral in an amount equal to the aggregate undrawn amount of all then outstanding Letters of Credit (and Borrower hereby grants to Administrative Agent, as administrative agent for the Lenders, a security interest in any such amount deposited with Administrative Agent (and any amount deposited with Administrative Agent pursuant to Section 2.8.2(a)), all earnings thereon and all proceeds thereof, and as to such amounts Administrative Agent shall have the rights and remedies of a secured party under the California Uniform Commercial Code); provided that upon the occurrence of any event specified in Section 8.1(d) above with respect to Borrower or Guarantor, such amounts shall automatically become due and payable without further act of Administrative Agent or the Lenders; and

8.2.4Exercise of Rights and Remedies. Exercise all rights and remedies available to it under the Loan Documents or applicable Law; provided, however, that upon the occurrence of any event specified in Section 8.1(d) above, the obligation of each Lender and the Swing Line Lender to make Loans or Swing Loans, as the case may be, and the obligation of the L/C Issuer to issue Letters of Credit shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Administrative Agent or any Lender.
8.3Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable and the undrawn amount of outstanding Letters of Credit have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.2.3), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including legal fees and expenses and amounts payable under Sections 2.11, 6.2, and 10.4) payable to Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including amounts payable under Sections 2.11, 3.1, 3.3, 3.4, 6.2, and 10.4), ratably among them in proportion to the amounts described in this clause Second are payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to Administrative Agent for the account of the L/C Issuer to Cash Collateralize the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by law.
Subject to Section 2.5.5, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
9.ADMINISTRATIVE AGENT.

9.1Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints PNC Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuer, and Borrower shall not have rights as a third party beneficiary of any of such provisions.
9.2Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.3Exculpatory Provisions.
9.3.1Limitation of Administrative Agent’s Duties. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.
9.3.2Limitation of Administrative Agent’s Liability. Administrative Agent shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2 and 9.1), or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to Administrative Agent by Borrower, a Lender or the L/C Issuer.

9.3.3Limitation of Administrative Agent’s Responsibilities. Administrative Agent shall not be responsible to any Lender or L/C Issuer for, or have any duty to ascertain or inquire for the benefit of any Lender or L/C Issuer into, (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
9.4Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender or L/C Issuer for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person; provided, however, that notwithstanding any such notice, request or other direction to the contrary, in all events Administrative Agent shall direct that the proceeds of a Borrowing be deposited in the account of the Borrower designated to Administrative Agent on the Closing Date (the “Designated Borrower’s Account”). Subject to the foregoing sentence, Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.5Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
9.6Resignation of Administrative Agent.
9.6.1Notice of Resignation. Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that as long as no Event of Default hereunder has occurred and is continuing, Borrower shall have the right to consent to such successor, such consent to not be unreasonably withheld. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that as long as no Event of Default hereunder has occurred and is continuing, Borrower shall have the right to consent to such successor, such consent to not be unreasonably withheld; provided further that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
9.6.2Resignation by PNC Bank. Any resignation by PNC Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
9.7Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related

Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.8No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, the Joint Book Runners, the Co-Syndication Agents, the Documentation Agent and the Co-Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their respective capacities, as applicable, as Administrative Agent, a Lender or the L/C Issuer hereunder.
9.9Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Guarantor or any Permitted Affiliate, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and Administrative Agent under Sections 2.11, 6.2 and 10.4) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.11, 6.2 and 10.4. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.10ERISA Matters.
9.10.1Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(a)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans or the Commitments,
(b)the transaction exemption set forth in one or more Prohibited Transaction Exemptions (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(c)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(d)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
9.10.2In addition, unless sub-clause (a) in the immediately preceding subsection 9.10.1 is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (d) in the immediately preceding subsection 9.10.1, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower, that:
(a)none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any other documents related to hereto or thereto),
(b)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans),

(c)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(d)no fee or other compensation is being paid directly to the Administrative Agent or Lead Arranger or any their Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
The Administrative Agent and the Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
9.11Erroneous Payments.
9.11.1If the Administrative Agent notifies a Lender, the L/C Issuer or any Person who has received funds on behalf of a Lender or the L/C Issuer (any such Lender or L/C Issuer or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding subsection 9.11.2) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer or other Payment Recipient on their respective behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or L/C Issuer (as applicable) shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight

Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this subsection 9.11.1 shall be conclusive, absent manifest error.
9.11.2Without limiting immediately preceding subsection 9.11.1, each Lender, L/C Issuer or any Person who has received funds on behalf of a Lender or a L/C Issuer hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(a)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(b)such Lender or L/C Issuer shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.11.
9.11.3Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or L/C Issuer under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or L/C Issuer from any source, against any amount due to the Administrative Agent under subsection 9.11.1 or under the indemnification provisions of this Agreement.
9.11.4In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with subsection 9.11.1, from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or L/C Issuer at any time, (i) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par

plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or L/C Issuer shall cease to be a Lender or L/C Issuer hereunder, as applicable, with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or L/C Issuer under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
9.11.5The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
9.11.6To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine
9.11.7Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

9.12No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Money Laundering Law, any Anti-Corruption Law, or any International Trade Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
10.MISCELLANEOUS PROVISIONS.
10.1Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower or Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent at the written request of the Required Lenders) and, in the case of an amendment, by Borrower or Guarantor, and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall:
(a)waive any condition set forth in Section 5.1 without the written consent of each Lender;
(b)increase the aggregate Commitment or increase the Commitment of any Lender without the written consent of such Lender;
(c)postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders, or any of them, hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce the rate of interest or any fees or other amounts payable in connection with the Loans or L/C Borrowings except as expressly provided in this Agreement without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate, or (ii) to amend any financial covenant hereunder (or any defined term used therein);
(e)change Section 2.13.1, Section 2.15 or Section 8.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(f)change the voting percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders, or any of them, to take any action hereunder (e.g., the provisions of this Section 10.1 or the definition of the term “Required Lenders”), without the written consent of each Lender;
(g)amend this or any provision requiring consent of all Lenders for action by the Lenders or Administrative Agent, without the written consent of each Lender; or
(h)discharge Borrower or Guarantor, or release all or substantially all of the collateral securing the Obligations, if any, without the written consent of each Lender, except as otherwise may be provided in the Loan Documents, or except where only the consent of the Required Lenders is expressly required by any Loan Document; or
(i)(y) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness, or (z) subordinate, or have the effect of subordinating, the Liens securing the Obligations, if any, to Liens securing any other Indebtedness, in each case without the prior consent of each Lender directly affected thereby;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
In addition, notwithstanding the foregoing, (a) with the consent of Borrower, Administrative Agent may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in any Loan Document (provided that any such amendment, modification or supplement shall not be materially adverse to the interests of the Lenders) and promptly upon entry into any such amendment, modification or supplement, Administrative Agent will provide Lenders with notice and a copy of any such amendment, modification or supplement, (b) without the consent of any Lender or Borrower, within a reasonable time after (i) the effective date of any increase or addition to, extension of or decrease from, the Maximum Commitment Amount, or (ii) any assignment by any Lender of some or all of its Commitment Amount, Administrative Agent shall, and is hereby authorized to, revise Schedule 1.1 to reflect such change, whereupon such revised Schedule 1.1 shall replace the old Schedule 1.1 and become part of this Agreement, and (c) with the consent of Borrower, Administrative Agent may amend or amend and restate this Agreement and the other Loan Documents without the consent of any Lender, if (i) upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), (ii) the Commitments of such Lender shall have terminated, (iii) such Lender shall have no other commitment or other obligation hereunder, and (iv) such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.

10.2Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.2(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to Borrower, Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 1.2; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.2(b) below, shall be effective as provided in such Section 10.2(b).
(b)Electronic Communications. (i) Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article 2 if such Lender or the L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications, and (ii) unless Administrative Agent otherwise prescribes, (y) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (z) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (y) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, Guarantor, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s, Guarantor’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, Guarantor, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of Borrower, Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)Reliance by Administrative Agent, L/C Issuer and Lenders. Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of Borrower by a Person identifying himself or herself as a Responsible Officer, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower by a Person identifying himself or herself as a Responsible Officer. All telephonic notices to and other telephonic communications with Administrative

Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.
(f)Communication with Lenders; Availability of Documents. All communications from Administrative Agent to the Lenders requesting the Lenders’ determination, consent, approval or disapproval (a) shall be given in the form of a written notice to each Lender, (b) shall be accompanied by a description of the matter or time as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, and (c) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days after receipt of the request from Administrative Agent (the “Lender Reply Period”). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all the Lenders, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination of the Required Lenders (and each nonresponding Lender shall be deemed to have concurred with such recommended course of action) or all the Lenders, as the case may be. Administrative Agent will make available to the Lenders copies of the Loan Documents and any notices of default given to Borrower and, to the extent made available to Administrative Agent pursuant to the terms of this Agreement, copies of the organizational documents and financial information of Borrower, Guarantor and their respective subsidiaries and Affiliates.
10.3No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.4Costs and Expenses; Indemnity; Waiver of Consequential Damages, Etc.
(a)Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any

Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by Borrower or any of its subsidiaries, or any liability under any Environmental Laws related in any way to Borrower or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Sections 10.4(a) or (b) to be paid by it to Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this Section 10.4(c) are subject to the provisions of Section 2.14.2.
(d)Payments. All amounts due under this Section shall be payable not later than fifteen days after demand therefor.
(e)Survival. The agreements in this Section shall survive the resignation of Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
(f)Waiver of Consequential Damages. To the fullest extent permitted by applicable Law, Borrower agrees that it will not assert, and hereby waives, any claim against  Administrative Agent, any Lender or any Related Party of any of the foregoing (each a “Lender-Related Party”) on any theory of liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of any Loan Document or any agreement or instrument contemplated thereby, the transactions contemplated thereby, any Loan, or the use of the proceeds thereof.  To the fullest extent permitted by applicable law, Administrative Agent and each Lender agrees that it will not assert, and hereby waives, any claim against Borrower on any theory of liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of any Loan Document or any agreement or instrument contemplated thereby, the transactions contemplated thereby, any Loan, or the use of the proceeds thereof; provided that, nothing in this Section 10.4 (f) shall relieve the Borrower  of any obligation it may have to indemnify  a Lender-Related Party, as provided in  Section 10.4(b), against any special, indirect, consequential or punitive damages asserted against such  Lender-Related Party by a third party.

10.5Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.5(b), (ii) by way of participation in accordance with the provisions of Section 10.5(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.5(f). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.5(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignment by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (a), participations in L/C Obligations and in Swing Loans) at the time owing to it; provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Bid Loans or Swing Loans; (iii) any assignment of a Commitment must be approved by Administrative Agent, the L/C Issuer and the Swing Line Lender (which consent will not be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender or an Affiliate of a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 1.4, and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.3, 3.4, and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Borrower (at its expense) shall execute and deliver a Revolving Note and Bid Note to the assignee Lender and, in such event, the assigning Lender shall return the original Revolving Note and Bid Note for cancellation and, if the assignment is for a portion of the assigning Lender’s Commitment, replacement by a new Revolving Note issued by Borrower and evidencing the assigning Lender’s reduced Commitment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section. Notwithstanding the foregoing, assignment of the obligations of the L/C Issuer after the resignation of PNC Bank as L/C Issuer, or any other successor thereafter acting as L/C Issuer, shall be governed by Section 10.5(h) hereof.

(c)Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of Borrower, the L/C Issuer and any Lender at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from Administrative Agent a copy of the Register.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, or a Defaulting Lender or Borrower or any of Borrower’s Affiliates or subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Guarantor, each Permitted Affiliate, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a)-(g) of Section 10.1 that directly affects such Participant. Subject to clause (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.3, 3.4, and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender.
(e)Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Sections 3.1.5 and 3.3.3 as though it were a Lender.

(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(h)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time PNC Bank assigns all of its Commitment and Loans pursuant to clause (a) above, PNC Bank may, (i) upon 30 days’ notice to Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder and, if such designated appointee agrees to act as successor L/C Issuer or Swing Line Lender hereunder, Lenders hereby agree to accept such appointment; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of PNC Bank as L/C Issuer or Swing Line Lender, as the case may be. In addition, if PNC Bank fails to issue a Letter of Credit under Section 2.1.2(b) hereof because the issuance of such Letter of Credit would violate any of its policies. PNC Bank will, upon the request of Borrower, resign as L/C Issuer hereunder and Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder and, if such designated appointee agrees to act as successor L/C Issuer hereunder, Lenders hereby agree to accept such appointment; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of PNC Bank as L/C Issuer. If PNC Bank resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Reference Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.5.1). If PNC Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Reference Rate Committed Loans or fund risk participations in outstanding Swing Loans pursuant to Section 2.2.5. Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to PNC Bank to effectively assume the obligations of PNC Bank with respect to such Letters of Credit.
10.6Confidentiality. Each of Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower.
For purposes of this Section, “Information” means all information received from Borrower or any subsidiary thereof relating to Borrower or any subsidiary thereof or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any subsidiary thereof, provided that, in the case of information received from Borrower or any subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
For the avoidance of doubt, nothing in this Section shall prohibit any Person from voluntarily communicating, disclosing or providing information within the scope of the confidentiality provisions of this Section regarding suspected violations of laws, rules, or regulations to a governmental, regulatory or self-regulatory organization without any notification to any Person.
Each of Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Borrower or a subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.7Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or the L/C Issuer to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and the L/C Issuer under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.8No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties signing this Agreement and their successors and assigns. No trust is created by this Agreement and no other persons or entities shall have any right of action under this Agreement or any right to the Loan funds.
10.9Payments Set Aside. To the extent that any payment by or on behalf of Borrower or Guarantor is made to Administrative Agent, the L/C Issuer or any Lender, or Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.10Counterparts; Integration; Effectiveness; Electronic Signatures. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Documents by facsimile or in electronic format (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Documents, provided that Administrative Agent reserves the right to require delivery of an original signature page in addition to any signature page delivered via facsimile or electronic format. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
10.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any credit extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.13Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 or Section 3.3, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.5), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower shall have paid to Administrative Agent the assignment fee specified in Section 10.5(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.3 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)such assignment does not conflict with applicable Laws.
(e)A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
10.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR SUCCESSOR PROVISION), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES.
(b)SUBMISSION TO JURISDICTION. BORROWER AND ADMINISTRATIVE AGENT EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS

PROPERTIES IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ITS PROPERTIES ARE LOCATED.
(c)WAIVER OF VENUE. BORROWER AND ADMINISTRATIVE AGENT EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2(a). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16Judicial Reference. If any action or proceeding by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document is filed in a forum in which predispute waivers of the right to trial by jury are invalid under applicable law, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 (or similar applicable law) to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” (or similar term) as defined in California Code of Civil Procedure Section 1281.8 (or similar applicable law) shall be heard and determined by the court, and (b) the prevailing party, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all fees and expenses of any referee appointed in such action or proceeding.
10.17USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act.
10.18Time of the Essence. Time is of the essence of the Loan Documents.
10.19No Fiduciary Relationship. In connection with all aspects of each transaction contemplated by the Loan Documents, Borrower and Guarantor each acknowledges and agrees that: (i) the Loan Documents and any related arranging or other services described in any of the Loan Documents (or in any commitment letter by PNC Bank, the Arranger or any affiliate thereof) is an arm’s-length commercial transaction between Borrower and its Affiliates, on the one hand, and the Arranger, on the other hand, and Borrower, Guarantor and their respective Affiliates and subsidiaries are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by the Loan Documents; (ii) in connection with the process leading to such transaction, PNC Bank and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for Borrower, Guarantor or any of their respective subsidiaries, Affiliates, stockholders, creditors or employees or any other party; (iii) neither PNC Bank nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in Borrower’s, Guarantor’s, or any of their respective Affiliates’ or subsidiaries’ favor with respect to any of the transactions contemplated by the Loan Documents or the process leading thereto (irrespective of whether PNC Bank or the Arranger has advised or is currently advising any such Person or its Affiliates on other matters) and neither PNC Bank nor the Arranger has any obligation to Borrower, Guarantor or any of their respective Affiliates or subsidiaries with respect to the transactions contemplated by the Loan Documents except those obligations expressly set forth herein and therein; (iv) PNC Bank and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, Guarantor, and their respective Affiliates or subsidiaries and PNC Bank and the Arranger have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) PNC Bank and the Arranger have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated by the Loan Documents and Borrower, Guarantor, and their respective Affiliates and subsidiaries have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Borrower and Guarantor each hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against PNC Bank and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty relating to the transactions contemplated by the Loan Documents.
10.20Amendment and Restatement. This Agreement amends and restates the Original Credit Agreement in full.

10.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(ii)    the effects of any Bail-In Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
10.22Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit

Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, Borrower and the other parties hereto have executed this Agreement as of the date first above written.
ESSEX PORTFOLIO, L.P.,
a California limited partnership

BY:    ESSEX PROPERTY TRUST, INC.,
a Maryland corporation, its general partner

By:/s/ ANNE MORRISON
Name: Anne Morrison
Title: EVP, CAO & General Counsel

1100 Park Place, Suite 200
San Mateo, CA 94403
Attn:    Kyle Poirier (KPoirier@essex.com);
    MacKenzie McCullough (mmccullough@essex.com)
Internet Website: www.essexpropertytrust.com

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:/s/ DAVID C. DROUILLARD
David C. Drouillard
Senior Vice President

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as L/C Issuer, Swing Line Lender and Lender

By:/s/ DAVID C. DROUILLARD
David C. Drouillard
Senior Vice President

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:/s/ MATTHEW K. MAINS
Name: Matthew K. Mains
Title: Senior Vice President

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Lender

By:/s/ CRAIG V. KOSHKARIAN
Name: Craig V. Koshkarian
Title: Executive Director

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

BMO BANK N.A.,
as Lender

By:/s/ DARIN MAINQUIST
Name: Darin Mainquist
Title: Director

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

THE BANK OF NOVA SCOTIA,
as Lender

By:/s/ DAVID DEWAR
Name: David Dewar
Title: Director

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

BANK OF AMERICA, N.A.,
as Lender

By:/s/ DENNIS KWAN
Name: Dennis Kwan
Title: Senior Vice President

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

MIZUHO BANK, LTD.,
as Lender

By:/s/ DONNA DEMAGISTRIS
Name: Donna DeMagistris
Title: Managing Director

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Lender

By:/s/ CODY A. CANAFAX
Name: Cody A. Canafax
Title: Executive Director

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

CITY NATIONAL BANK,
as Lender

By:/s/ CYNTHIA CHOY
Name: Cynthia Choy
Title: Vice President

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

REGIONS BANK,
as Lender

By:/s/ WILLIAM CHALMERS
Name: William Chalmers
Title: Senior Vice President

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

TRUIST BANK,
as Lender

By:/s/ C. VINCENT HUGHES, JR.
Name: C. Vincent Hughes, Jr.
Title: Director

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[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

TD BANK, N.A.,
as Lender

By:/s/ GEORGE SKOUFIS
Name: George Skoufis
Title: Vice President

[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

ASSOCIATED BANK, NATIONAL ASSOCIATION,
as Lender

By:/s/ MITCHELL VEGA
Name: Mitchell Vega
Title: Senior Vice President

[Signature Page to Sixth Amended and Restated Revolving Credit Agreement]

CONSENT OF GUARANTOR

Reference is made to that certain Sixth Amended and Restated Revolving Credit Agreement dated as of July 7, 2025 (the “Credit Agreement”).
Essex Property Trust, Inc., a Maryland corporation, as the “Guarantor” under the Credit Agreement (a) acknowledges and consents to the amendment and restatement of the Original Credit Agreement as set forth in the Credit Agreement; (b) makes the representations set forth in Article 7 of the Credit Agreement that apply to Guarantor; (c) agrees to be bound by the covenants of Articles 6 and 10 of the Credit Agreement that apply to Guarantor; (d) acknowledges and affirms its obligations as a guarantor in favor of Administrative Agent and the Lenders pursuant to the Guaranty which it is executing and delivering on the date hereof as a replacement for the original Guaranty signed by Guarantor in connection with the Original Credit Agreement; and (e) represents and warrants, to its knowledge, it has no defense, set-off, counterclaim or challenge against the performance of its obligations under the Guaranty or the enforcement of any of the terms or conditions thereof.

Dated as of July 7, 2025

ESSEX PROPERTY TRUST, INC.,
a Maryland corporation, as Guarantor

By:/s/ ANNE MORRISON
Name: Anne Morrison
Title: EVP, CAO & General Counsel

1100 Park Place, Suite 200
San Mateo, CA 94403
Attn:    Kyle Poirier (KPoirier@essex.com);
MacKenzie McCullough (mmccullough@essex.com)

[Consent of Guarantor Signature Page to
Sixth Amended and Restated Revolving Credit Agreement]